The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-278551
PRELIMINARY PROSPECTUS SUPPLEMENT (subject to completion), dated June 10, 2024
(To prospectus dated April 8, 2024)
$        % Notes Due
$        % Notes Due
Pursuant to this prospectus supplement, ArcelorMittal is offering $      aggregate principal amount of    % notes due           , (the “Series     Notes”) and $      aggregate principal amount of    % notes due          , (the “Series    Notes”). The Series    Notes and the Series    Notes are referred to collectively herein as the “Notes”.
We may redeem the Notes at our option, in whole or in part, at any time and from time to time (i) prior to the applicable Par Call Date (as defined herein) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of a “make-whole” price as calculated herein and 100% of their principal amount and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of their principal amount, plus, in each case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. We may also redeem the Notes in whole but not in part at 100% of their principal amount if certain tax-related events occur (as described in more detail herein). We may be required to make an offer to purchase all or a portion of each holder’s Notes upon the occurrence of certain change of control events at a purchase price equal to 101% of the principal amount tendered, plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase. Interest on the Notes will be payable semi-annually in arrears on        and        of each year, commencing on            , 2024.
The Notes will constitute unsecured and unsubordinated obligations of ArcelorMittal and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated debt from time to time outstanding. The Notes will be effectively subordinated to all of ArcelorMittal’s existing and future secured indebtedness to the extent of the value of the collateral by which it is secured and to all existing and future indebtedness of its subsidiaries with respect to the assets of those subsidiaries. The Notes do not restrict ArcelorMittal’s ability or the ability of its subsidiaries to incur additional indebtedness in the future. The Notes will be issued in minimum denominations of at least $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will not be listed on any securities exchange or quoted on any automated quotation system.
See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before investing in the Notes.
	Issue Price(1)		Underwriting Discount		Proceeds, Before Expenses, to ArcelorMittal(1)
Per Series Note		%		%		%
Total	$		$		$
Per Series Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from            , 2024, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the Notes in book-entry form will be made on or about            , 2024 through The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. in Luxembourg (“Clearstream”) and the Euroclear System, in Brussels, Belgium, operated by Euroclear Bank SA/NV (“Euroclear”) (as participants in DTC).
Joint Book-Running Managers
J.P. Morgan	BofA Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets	SMBC Nikko
The date of this prospectus supplement is            , 2024.

Prospectus Supplement
Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to give you any other information, and neither we nor the underwriters take any responsibility for any other information that others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This prospectus supplement may only be used where it is legal to sell these securities.
You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement. ArcelorMittal’s business, financial condition, results of operations and prospects may have changed since that date.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on estimates and assumptions. Forward-looking statements include, among other things, statements concerning the business, future financial condition, results of operations and prospects of ArcelorMittal, including its subsidiaries. These statements usually contain the words “believes”, “plans”, “expects”, “anticipates”, “intends”, “estimates” or other similar expressions. For each of these statements, you should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although it is believed that the expectations reflected in these forward-looking statements are reasonable, there is no assurance that the actual results or developments anticipated will be realized or, even if realized, that they will have the expected effects on the business, financial condition, results of operations or prospects of ArcelorMittal.
These forward-looking statements speak only as of the date on which the statements were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements made in this prospectus supplement, the accompanying prospectus or elsewhere as a result of new information, future events or otherwise, except as required by applicable laws and regulations. A detailed discussion of the principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in this prospectus supplement.
This prospectus supplement (including the documents incorporated by reference herein) includes industry data and projections about the Company’s markets obtained from industry surveys, market research, publicly available information and industry publications. Statements on ArcelorMittal’s competitive position contained in this prospectus supplement (including the documents incorporated by reference herein) are based primarily on public sources including, but not limited to, information published by the Company’s competitors. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. The Company has not independently verified this data or determined the reasonableness of such assumptions. In addition, in many cases, the Company has made statements in this prospectus supplement or the documents incorporated by reference herein regarding its industry and its position in the industry based on internal surveys, industry forecasts and market research, as well as the Company’s experience. While these statements are believed to be reliable, they have not been independently verified.
Unless indicated otherwise, or the context otherwise requires, references herein to “ArcelorMittal”, “we”, “us”, “our”, “Group” and the “Company” or similar terms are to ArcelorMittal, having its registered office at 24-26 boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg and its consolidated subsidiaries.

S-ii

SUMMARY
This summary highlights selected information about ArcelorMittal and the Notes being offered. It may not contain all of the information that may be important to you. Before investing in the Notes, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully for a more complete understanding of ArcelorMittal’s business and this offering.
ArcelorMittal
ArcelorMittal is one of the world’s leading integrated steel and mining companies. For the year ended December 31, 2023, ArcelorMittal produced 58.1 million tonnes of crude steel and, from own mines, 42.0 million tonnes of iron ore, compared to 59.0 million tonnes of crude steel and, from own mines 45.3 million tonnes of iron ore for the year end December 31, 2022. ArcelorMittal had sales of $68.3 billion and steel shipments of 55.6 million tonnes for the year ended December 31, 2023, compared to $79.8 billion in sales and 55.9 million tonnes of steel shipments for the year ended December 31, 2022.
ArcelorMittal recorded net income attributable to equity holders of the parent of $0.9 billion for the year ended December 31, 2023, compared to net income attributable to equity holders of the parent of $9.3 billion for the year ended December 31, 2022. As of December 31, 2023, ArcelorMittal had equity attributable to the equity holders of the parent of $54.0 billion, total debt, which includes long-term debt (net of current portion) and short-term debt (including debt and current portion of long-term debt), of $10.7 billion, and cash and cash equivalents, including restricted cash and other restricted funds, of $7.8 billion, compared to equity attributable to the equity holders of the parent of $53.2 billion, total debt, which includes long-term debt, (net of current portion) and short-term debt (including debt and current portion of long-term debt), of $11.7 billion, and cash and cash equivalents, including restricted cash and other restricted funds, of $9.4 billion as of December 31, 2022.
ArcelorMittal’s success is built on its core values of sustainability, safety, quality and leadership and the entrepreneurial boldness that has empowered its emergence as the first truly global steel and mining company. Acknowledging that a combination of structural issues and macroeconomic conditions will continue to challenge returns in its sector, the Company has adapted its footprint to the new demand realities, redoubled its efforts to control costs and repositioned its operations with a view toward outperforming its competitors. ArcelorMittal’s research and development capability is strong and includes several major research centers as well as strong academic partnerships with universities and other scientific bodies.
Against this backdrop, ArcelorMittal’s strategy is to leverage four distinctive attributes that will enable it to capture leading positions in the most attractive areas of the steel industry’s value chain, from mining at one end to distribution and first-stage processing at the other: global scale and scope; unmatched technical capabilities; a diverse portfolio of steel and related businesses, particularly mining; and financial capabilities.
Geography:   Based in particular on 2023 production, ArcelorMittal is the largest steel producer in Europe and among the largest in the Americas, and a growing presence in Asia, including India, through its joint venture AMNS India. ArcelorMittal has steel-making operations in 15 countries, including 37 integrated and mini-mill steel-making facilities. As of December 31, 2023, ArcelorMittal had approximately 126,756 employees.
ArcelorMittal’s steel-making operations have a high degree of geographic diversification. In 2023, approximately 39% of its crude steel was produced in the Americas, approximately 50% was produced in Europe and approximately 11% was produced in other countries, such as South Africa and Ukraine. In addition, ArcelorMittal’s sales of steel products are spread over both developed and developing markets, which have different consumption characteristics. ArcelorMittal’s mining operations, including captive mines, are present in North America, South America, Africa, Europe and the CIS region. Captive mines are integrated into the Company’s global steel-making facilities.
Products:   ArcelorMittal produces a broad range of high-quality finished and semi-finished steel products. Specifically, ArcelorMittal produces flat products, including sheet and plate, and long products, including bars, rods and structural shapes. It also produces pipes and tubes for various applications. ArcelorMittal sells its products primarily in local markets and to a diverse range of customers in approximately

140 countries, including the automotive, appliance, engineering, construction and machinery industries. ArcelorMittal’s mining operations produce various types of mining products including iron ore lump, fines, concentrate, pellets, sinter feed and coking coal.
As a global steel producer, the Company is able to meet the needs of different markets. Steel consumption and product requirements clearly differ between developed markets and developing markets. Steel consumption in developed economies is weighted towards flat products and a higher value-added mix, while developing markets utilize a higher proportion of long products and commodity grades. To meet these diverse needs, the Company maintains a high degree of product diversification and seeks opportunities to increase the proportion of higher value-added products in its product mix.
Automotive Focus:   ArcelorMittal has a leading market share (approximately 15% of the worldwide market) in automotive, and is a leader in the fast-growing advanced high-strength steels segment, specifically for flat products. ArcelorMittal is the first steel company in the world to embed its own engineers within an automotive customer to provide engineering support. The Company begins working with original equipment manufacturers as early as five years before a vehicle reaches the showroom, to provide generic steel solutions, co-engineering and help with the industrialization of the project. These relationships are founded on the Company’s continuing investment in research and development and its ability to provide well-engineered solutions that help make vehicles lighter, safer and more fuel-efficient.
Mining Value Chain:   ArcelorMittal has a global portfolio of nine (following the disposal of its Kazakhstan iron ore and coal mining operations) operating units with mines in operation and development and is among the largest iron ore producers in the world. In 2023, ArcelorMittal sourced a large portion of its raw materials from its own mines and facilities, including leased facilities.
In addition, ArcelorMittal produces substantial amounts of direct reduced iron which is a scrap substitute used in its mini-mill facilities to supplement external metallic purchases and also a vital material for the production of steel through the electric arc furnace route which will grow substantially in the context of decarbonization. ArcelorMittal is also a significant producer of coke, which is produced from metallurgical coal and is a critical raw material for steel-making, satisfying 94% of its coke needs through its own production facilities. ArcelorMittal’s facilities have good access to shipping facilities, including through ArcelorMittal’s own, or partially owned, 17 deep-water port facilities and linked railway sidings.
ArcelorMittal has its own downstream steel distribution business, primarily run through its Europe segment. It also provides value-added and customized steel solutions through additional processing activities to meet specific customer requirements.
Corporate and Other Information
ArcelorMittal is a public limited liability company (société anonyme) that was incorporated for an unlimited period under the laws of the Grand Duchy of Luxembourg on June 8, 2001. ArcelorMittal is registered at the R.C.S. Luxembourg under number B 82.454. The mailing address and telephone number of ArcelorMittal’s registered office are: 24-26 boulevard d’Avranches L-1160, Luxembourg, Grand Duchy of Luxembourg, tel: +352 4792-1. ArcelorMittal’s process agent for U.S. federal securities law purposes is ArcelorMittal Sales and Administration LLC, 833 W. Lincoln Highway, Suite 200E, Schererville, IN 46375, United States of America, tel: + 1 219-256-7303.
Recent Developments
A description of certain recent developments may be found in the reports on Form 6-K incorporated by reference herein (see “Incorporation of Certain Documents by Reference”) and the section entitled “Recent Developments” in ArcelorMittal’s annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 28, 2024 (the “2023 Form 20-F”), each of which is incorporated by reference in this prospectus supplement.

The Offering
The following is a brief summary of the terms of this offering. For a more complete description of the terms of the Notes, see “Description of Notes” in this prospectus supplement.
Issuer
ArcelorMittal
Notes Offered
Series     Notes: $      in principal amount of    % notes due       .
Series     Notes: $      in principal amount of    % notes due       .
Issue Price
Series     Notes:     % of the principal amount, plus accrued interest from                , 2024 (if any).
Series     Notes:     % of the principal amount, plus accrued interest from                , 2024 (if any).
Maturity Date
Series     Notes:           ,          .
Series     Notes:           ,          .
Interest Rate
The Series    Notes offered hereby will bear interest at the rate of    % per annum from           , 2024 based upon a 360-day year consisting of twelve 30-day months.
The Series    Notes offered hereby will bear interest at the rate of    % per annum from           , 2024 based upon a 360-day year consisting of twelve 30-day months.
Interest Payment Dates
Interest on the Series     Notes offered hereby will be payable semi-annually in arrears on          and           of each year, commencing on         , 2024.
Interest on the Series     Notes offered hereby will be payable semi-annually in arrears on          and           of each year, commencing on         , 2024.
Ranking
The Notes will constitute senior unsecured and unsubordinated obligations of ArcelorMittal and will rank equally in right of payment with all of its other existing and future senior unsecured and unsubordinated debt from time to time outstanding. The Notes will be effectively subordinated to all of ArcelorMittal’s existing and future secured indebtedness to the extent of the value of the collateral by which it is secured and to all existing and future indebtedness of its subsidiaries with respect to the assets of those subsidiaries. The Notes do not restrict ArcelorMittal’s ability or the ability of its subsidiaries to incur additional indebtedness in the future. As of March 31, 2024, ArcelorMittal’s total consolidated debt, which includes long-term debt (net of current portion) and short-term debt (including current portion of long-term debt), was $10.2 billion, and ArcelorMittal had $1.30 billion of consolidated secured indebtedness outstanding. As of March 31, 2024, ArcelorMittal also had $5.4 billion of indebtedness available to be drawn under its existing $5.4 billion unsecured revolving credit facility. On May 29, 2024, the Company entered into a new $5.5 billion unsecured revolving credit facility, and all commitments under the prior revolving credit facility were cancelled. As of March 31, 2024, ArcelorMittal South Africa Ltd. (a subsidiary of ArcelorMittal, “ArcelorMittal South Africa”) had a South African rand (“ZAR”)

4.5 billion (approximately $238 million) secured borrowing base facility, under which ZAR 1.25 billion (approximately $66 million) was undrawn. As of March 31, 2024, ArcelorMittal also had guaranteed (a) $3.088 billion borrowed by AMNS Luxembourg Holding S.A. (ArcelorMittal’s joint venture with Nippon Steel, “AMNS”) under a $5.146 billion unsecured term loan agreement entered into to refinance the amounts borrowed to finance the acquisition of ArcelorMittal Nippon Steel India Limited and (b) $558 million borrowed by AMNS under an additional $5.0 billion unsecured term loan agreement entered into for financing certain capital expenditures. See “Capitalization and Indebtedness.”
Additional Amounts
In the event that any withholding or deduction is required by the laws of Luxembourg or certain other jurisdictions, ArcelorMittal will pay additional amounts so that the amount you receive after the withholding tax or deduction will equal the amount that you would have received if no withholding tax or deduction had been applicable, subject to some exceptions. See “Description of Notes — Additional Amounts.”
Additional Notes
We may issue additional notes ranking equally with the Notes in all respects, so that such additional notes will be consolidated and form a single series with the series of notes issued hereby and will have the same terms as to status, redemption or otherwise as such notes; provided, however, that unless such additional notes are issued under a separate CUSIP number, such additional notes must be part of the same “issue” for U.S. federal income tax purposes, must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes or must be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. See “Description of Notes — Additional Notes.”
Covenants
The indenture relating to the Notes contains restrictions on ArcelorMittal’s ability to pledge assets, to merge or engage in similar transactions. For a more complete description see “Description of Senior Debt Securities — Consolidation, Merger, Conveyance or Transfer” in the accompanying prospectus and “Description of Notes — Covenants — Negative Pledge” herein.
Redemption Events
Optional Redemption.   ArcelorMittal may redeem the Notes at its option, in whole or in part, at any time and from time to time (i) prior to the applicable Par Call Date (as defined herein) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of a “make-whole” price as calculated herein and 100% of their principal amount and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of their principal amount, plus, in each case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. See “Description of Notes — Redemption, Exchange and Purchase —  Redemption at the Option of the Company.”
Optional Tax Redemption.   If, due to certain changes in tax treatment in Luxembourg or certain other jurisdictions, ArcelorMittal would be required to pay additional amounts on the Notes as described under “Description of Notes — Additional Amounts,” ArcelorMittal may redeem the Notes in whole but not in part at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including any additional amounts)

thereon, if any, up to (but excluding) the redemption date. See “Description of Notes — Redemption, Exchange and Purchase —  Redemption for Taxation Reasons.”
Offer to Purchase Upon a Change of Control
Upon the occurrence of certain change of control events, ArcelorMittal may be required to make an offer to purchase all or a portion of each holder’s Notes at a purchase price equal to 101% of the principal amount tendered, plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase. See “Description of Notes — Redemption, Exchange and Purchase —  Offer to Purchase upon a Change of Control.”
Use of Proceeds
ArcelorMittal intends to use the net proceeds of this offering for general corporate purposes.
Listing
The Notes will not be listed on any securities exchange or quoted on any automated quotation system.
Trustee
Wilmington Trust, National Association
Securities Administrator and Paying Agent
Citibank, N.A.
Governing Law
The indenture and the Notes will be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the Notes.
Risk Factors
See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in the accompanying prospectus for a discussion of the factors you should carefully consider before investing in the Notes.
Global Note Codes
Series     Notes:
CUSIP:
ISIN:
Series     Notes:
CUSIP:
ISIN:

Summary Consolidated Financial Information and Operating Data
The following tables present summary consolidated financial information of ArcelorMittal as of and for each of the years ended December 31, 2023, 2022 and 2021, each prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2023 and 2022 and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021, and the related notes, which we refer to as the “ArcelorMittal Consolidated Financial Statements” are contained in the 2023 Form 20-F. The following summary consolidated financial information should be read in conjunction with the ArcelorMittal Consolidated Financial Statements, including the notes thereto.
Summary Consolidated Statement of Operations Data
	Year ended December 31,
(Amounts in $ millions except per share data)	2023	2022	2021
Sales(1)	68,275	79,844	76,571
Cost of sales(2)	63,538	67,309	57,337
Selling, general and administrative expenses	2,397	2,263	2,258
Operating income	2,340	10,272	16,976
Income from investments in associates, joint ventures and other investments	1,184	1,317	2,204
Financing costs – net	(859)	(334)	(1,155)
Income before taxes	1,260	11,255	18,025
Net income (including non-controlling interests)	1,022	9,538	15,565
Net income attributable to equity holders of the parent	919	9,302	14,956
Net income attributable to non-controlling interests	103	236	609
Earnings per common share (in U.S. dollars)(3)
Basic earnings per common share	1.09	10.21	13.53
Diluted earnings per common share	1.09	10.18	13.49
Dividends declared per share (in U.S. dollars)(4)	0.50	0.44	0.38

Notes:
(1)
Including $8,825 million, $9,744 million and $10,519 million of sales to related parties for the years ended December 31, 2023, 2022, and 2021, respectively.

(2)
Including $2,049 million, $2,300 million and $1,873 million of purchases from related parties for the years ended December 31, 2023, 2022 and 2021, respectively.

(3)
Basic earnings (loss) per common share are computed by dividing net (loss) income attributable to equity holders of ArcelorMittal by the weighted average number of common shares outstanding during the periods presented. Diluted earnings (loss) per common share include assumed shares from stock options, shares from restricted stock units and convertible debt (if dilutive) in the weighted average number of common shares outstanding during the periods presented. See note 11.3 to the ArcelorMittal Consolidated Financial Statements for further information.

(4)
On May 2, 2023 at the annual general meeting of shareholders, the shareholders approved the Company’s dividend of $0.44 per share. The dividend amounted to $369 million and payment includes two installments; the first installment of $185 million was paid on June 15, 2023 and the second one of $184 million was settled on December 7, 2023. On April 30, 2024 at the annual general meeting of shareholders, the shareholders approved the Company’s dividend of $0.50 per share. The dividend payment includes two installments to be paid in June and December 2024.

Summary Consolidated Statement of Financial Position Data
	As of December 31,
(Amounts in $ millions except share data)	2023	2022	2021
Cash and cash equivalents	7,686	9,300	4,215
Restricted cash and other restricted funds	97	114	156
Property, plant and equipment and biological assets	33,656	30,167	30,075
Total assets	93,917	94,547	90,512
Short-term debt and current portion of long-term debt	2,312	2,583	1,913
Long-term debt, net of current portion	8,369	9,067	6,488
Total Equity	56,068	55,590	51,344
Share capital	303	312	350
Weighted average common shares outstanding (in millions) for the purposes of basic earnings per share	842	911	1,105
Weighted average common shares outstanding (in millions) for the purposes of diluted earnings per share	845	914	1,108
Summary Consolidated Other Data
	Year ended December 31,
$ millions (unless otherwise indicated)	2023	2022	2021
Net cash provided by operating activities	7,645	10,203	9,905
Net cash used in investing activities	(5,848)	(4,483)	(340)
Net cash used in financing activities	(3,666)	(477)	(10,898)
Total production of crude steel (millions of tonnes)	58.1	59.0	69.1
Total shipments of steel products (millions of tonnes)	55.6	55.9	62.9

RISK FACTORS
Investing in the Notes involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus supplement, before you decide to buy our Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes could decline, in which case you may lose all or part of your investment. The risks described herein are not the only risks ArcelorMittal faces. Additional risks and uncertainties not presently known to ArcelorMittal or that ArcelorMittal currently believes to be immaterial could also materially affect it. Accordingly, you should not consider the following to be a complete discussion of all risks and uncertainties pertaining to us.
In this section, unless the context indicates otherwise, the terms “we,” “our”, “the Company” and “ArcelorMittal” refer to ArcelorMittal.
Risks Relating to ArcelorMittal
You should read “Risk factors” under “Risk Factors and Control” in the 2023 Form 20-F, which is incorporated by reference in this prospectus supplement, for information on risks relating to ArcelorMittal (including its industry, business and financial structure), and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement.
In addition, the risk factor entitled “ArcelorMittal faces further risks in relation to its interest in Acciaierie d’Italia (“ADI”), which has been placed in a special form of insolvency proceedings (extraordinary administration)” in the 2023 Form 20-F is updated and replaced with the following:
In 2017 the Company entered into an agreement with the Italian-government appointed commissioners managing Ilva for the lease and subsequent conditional purchase of the business of Ilva (the “Ilva Agreement”) and started to operate the business as a lessee in November 2018. In March 2020 the parties signed an amendment to the Ilva Agreement settling litigation between them around an intervening change in applicable law and envisaging a public-private partnership. Accordingly, in December 2020 ArcelorMittal and Invitalia, an Italian state-owned company, agreed that Invitalia would invest up to an agreed amount of equity in ADI in two tranches. Invitalia made the first equity investment in April 2021 but did not make the second as certain conditions precedent were not met; instead, it (along with ArcelorMittal) made a convertible loan to ADI in February 2023 in light of the adverse effect on ADI’s financial situation of the spike in energy costs resulting from the conflict in Ukraine.
In the fourth quarter of 2023, notwithstanding such shareholder contributions, ADI’s financial condition deteriorated due in particular to the repeal of relief measures for energy-intensive companies. ArcelorMittal, the Italian Government and Invitalia discussed the terms and conditions of a possible support to ADI to address its short-term cash needs and the funding requirements to enable it to complete the acquisition of Ilva’s business units. The parties were not able to reach agreement on addressing ADI’s funding needs.
On January 18, 2024 the Italian Government adopted a Decree-Law (the “EA Decree-Law”) which, in particular, further amended the rules ordinarily applicable for the opening of “extraordinary administration” proceedings (“EA”“). EA is a form of insolvency proceeding reserved to large strategic companies where the board and shareholders are stripped of any power and replaced by commissioners appointed by the Italian Government. Normally, only the debtor company (based on a resolution of its board) is entitled to seek access to this type of EA. However, as a result of the EA Decree-Law and a Decree-Law passed in January 2023 a 30% or greater shareholder of such a company may request to the Italian Government the admission of such a company to EA proceedings.
On February 18, 2024, Invitalia applied to the Italian Government to place ADI in extraordinary administration, exercising the special power that was granted to it under the EA Decree-Law. On February 20, 2024, the Italian Government issued a decree placing ADI in EA and naming an extraordinary commissioner and, shortly thereafter, the court of Milan ascertained ADI’s insolvency, which was a further prerequisite for the EA proceeding to be definitively opened. Accordingly, ArcelorMittal has been stripped of its rights as an indirect shareholder of ADI.

On April 18, 2024, ArcelorMittal appealed the Italian Government decree placing ADI in EA before the administrative court sitting in Rome. No hearing has been scheduled.
On April 17, 2024, the Italian Government also placed Acciaierie d’Italia Holding S.p.A. (i.e., ADI’s parent company in which ArcelorMittal and Invitalia had made their direct investment; “ADIH”) in EA, upon request of ADI’s commissioners. Accordingly, as in the case of ADI, the board of directors and shareholders’ meeting of ADIH have also been stripped of their powers (and, therefore, ArcelorMittal has been stripped of its rights as a shareholder). However, ADIH’s insolvency has not yet been ascertained, and a hearing has been scheduled before the court of Milan for June 12, 2024.
On May 27, 2024, ADI’s commissioners announced to have entered into a new lease agreement (to which ADIH is not a party), apparently replacing the agreement entered into in 2017 (which expired on May 31, 2024).
ArcelorMittal recorded a $1.4 billion impairment charge in its 2023 financial statements with respect to its investment in ADI due to a downward revision of expected future cash flows and the then-uncertainty regarding its future. The subsequent placement of ADI and ADIH in EA, an onerous and unprecedented procedure in this context, could well lead to further disputes.
Risks Related to an Investment in the Notes
Since ArcelorMittal conducts its operations through subsidiaries, your right to receive payments on the Notes is effectively subordinated to the liabilities of ArcelorMittal’s subsidiaries.
ArcelorMittal is a holding company which is dependent on the earnings and cash flows of, and dividends and distributions from, its operating subsidiaries to meet its debt servicing obligations. In addition, ArcelorMittal’s subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Claims of the creditors of ArcelorMittal’s subsidiaries have priority as to the assets of such subsidiaries over the claims of ArcelorMittal’s creditors. Consequently, holders of the Notes are in effect structurally subordinated, on insolvency, to the prior claims of the creditors of ArcelorMittal’s subsidiaries. There is no limitation under the Notes on the ability of ArcelorMittal’s subsidiaries to incur debt. As of March 31, 2024, ArcelorMittal’s total consolidated debt, which includes long-term debt (net of current portion) and short-term debt (including current portion of long-term debt), was $10.2 billion, and ArcelorMittal had $1.30 billion of consolidated secured indebtedness outstanding. As of March 31, 2024, ArcelorMittal also had $5.4 billion of indebtedness available to be drawn under its existing $5.4 billion unsecured revolving credit facility (which has since been replaced by a new $5.5 billion unsecured revolving credit facility), and ArcelorMittal South Africa (a subsidiary of ArcelorMittal) had a ZAR 4.5 billion (approximately $238 million) secured borrowing base facility, under which ZAR 1.25 billion (approximately $66 million) was undrawn. As of March 31, 2024, ArcelorMittal also had guaranteed (a) $3.088 billion borrowed by AMNS (ArcelorMittal’s joint venture with Nippon Steel) under a $5.146 billion unsecured term loan agreement entered into to refinance the amounts borrowed to finance the acquisition of ArcelorMittal Nippon Steel India Limited and (b) $558 million borrowed by AMNS under an additional $5.0 billion unsecured term loan agreement entered into for financing certain capital expenditures. See “Capitalization and Indebtedness.” No assurance can be given that ArcelorMittal will not enter into further secured financing arrangements in the future, either directly or through subsidiaries.
ArcelorMittal’s ability to make debt service payments depends on its ability to transfer income and dividends from its subsidiaries.
ArcelorMittal is a holding company with no significant assets other than direct and indirect interests in the many subsidiaries through which it conducts operations. A number of ArcelorMittal’s subsidiaries are located in countries that may impose regulations restricting the transfer of dividends and other income outside of the country through exchange control regulations.
Furthermore, the continued transfer to ArcelorMittal of dividends and other income from its subsidiaries are in some cases limited by various credit or other contractual arrangements and/or tax constraints, which could make such payments difficult or costly. If in the future these restrictions are increased or if ArcelorMittal is otherwise unable to ensure the continued transfer of dividends and other income to it from these subsidiaries, its ability to make debt payments (including on the Notes) will be impaired. The Notes do not restrict ArcelorMittal or its subsidiaries from incurring additional debt or guaranteeing additional debt in the future.
Since the Notes are unsecured, your right to receive payments will be structurally subordinated to the secured indebtedness of ArcelorMittal.
The Notes will be unsecured. There is no limitation under the Notes on ArcelorMittal’s ability to incur secured debt. As of March 31, 2024, ArcelorMittal had $1.30 billion of consolidated secured indebtedness outstanding, and ArcelorMittal South Africa had ZAR 1.25 billion (approximately $66 million) available to be drawn under its ZAR 4.5 billion (approximately $238 million) secured borrowing base facility. If ArcelorMittal defaults on the Notes, or after the bankruptcy, liquidation or reorganization of ArcelorMittal, then, to the extent the obligor has granted security over its assets, the assets that secure debts owed to that creditor will be used to satisfy the obligations under that secured debt before the obligor can make payment on the Notes, as applicable. There may only be limited assets available to make payments on the Notes in the event of an acceleration of the Notes. If there is not enough collateral to satisfy the obligations of the secured debt, then the creditors of the remaining amount of secured debt would share equally with all unsubordinated unsecured indebtedness (save for certain mandatory exceptions provided by Luxembourg law).
ArcelorMittal may incur additional indebtedness, which could increase the risks associated with its already substantial indebtedness.
As of March 31, 2024, ArcelorMittal had $5.4 billion of indebtedness available to be drawn under its existing $5.4 billion unsecured revolving credit facility (which has since been replaced by a new $5.5 billion unsecured revolving credit facility), and ArcelorMittal South Africa had a ZAR 4.5 billion (approximately $238 million) secured borrowing base facility, under which ZAR 1.25 billion (approximately $66 million) was undrawn. As of March 31, 2024, ArcelorMittal also had guaranteed (a) $3.088 billion borrowed by AMNS under a $5.146 billion unsecured term loan agreement entered into to refinance the amounts borrowed to finance the acquisition of ArcelorMittal Nippon Steel India Limited and (b) $558 million borrowed by AMNS under an additional $5.0 billion unsecured term loan agreement entered into for financing certain capital expenditures. Although the terms of ArcelorMittal’s credit facilities include certain limits on incurrence of debt, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances the amount of additional indebtedness that may be drawn down or incurred in compliance with these restrictions could be substantial. In addition, the terms of the Notes place no restrictions on ArcelorMittal’s ability to incur additional debt. See “Management report — Introduction —  Risk Factors and Control — Risk factors — ArcelorMittal’s indebtedness could have an adverse impact on its results of operations and financial position, and the market’s perception of ArcelorMittal’s leverage may affect its share price” in the 2023 Form 20-F.
ArcelorMittal is not restricted in its ability to dispose of assets by the terms of the Notes.
The indenture governing the Notes contains a negative pledge that, subject to certain exceptions, prohibits ArcelorMittal and its material subsidiaries (as defined in the indenture) from pledging assets to secure other bonds or similar debt instruments, which are for the time being quoted or listed on any stock exchange or other similar regulated securities market, unless ArcelorMittal makes a similar pledge to secure the Notes issued under the indenture. However, ArcelorMittal is generally permitted to sell or otherwise dispose of substantially all of its assets to another corporation or other entity under the terms of the Notes. ArcelorMittal is also permitted to pledge assets as security for other bonds or similar debt instruments in certain circumstances (to the extent it constitutes permitted security, as defined in the indenture). If ArcelorMittal decides to dispose of a large amount of its assets, you will not be entitled to declare an acceleration of the maturity of the Notes, and those assets will no longer be available to support payments on the Notes.
A downgrade in ArcelorMittal’s credit rating or arbitrage trading could adversely affect the trading prices of the Notes.
The trading prices for the Notes are directly affected by ArcelorMittal’s credit rating. Credit rating agencies continually revise their ratings for companies that they follow, including ArcelorMittal. Any ratings downgrade could adversely affect the trading prices of the Notes or the trading markets for the Notes to the extent trading markets for the Notes develop. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative values of the Notes. Any trading by arbitrageurs could, in turn, affect the trading prices of the Notes.
Luxembourg insolvency laws may adversely affect a recovery by the holders of the Notes.
ArcelorMittal is a Luxembourg company. Luxembourg insolvency laws may make it more difficult for holders of the Notes to effect a restructuring of ArcelorMittal or to recover the amount they would have recovered in a liquidation or bankruptcy proceeding in other jurisdictions.
The Luxembourg law of August 7, 2023 on business preservation and modernization of insolvency law and transposing Directive 2019/1023 on restructuring and insolvency proceedings (the “Insolvency Modernization Law”) modernized the Luxembourg legal framework for insolvency and restructuring procedures. At present, there are a number of different insolvency regimes and restructuring procedures under Luxembourg law.
The out-of-court arrangement (accord amiable) is a procedure in which a debtor may propose to its creditors (at least two of them) an arrangement with the purpose of reorganizing all or part of its assets or activities. This arrangement executed outside of legal proceedings then needs to be approved by a court.
The suspension of payments (sursis de paiement) is a corporate rescue procedure whereby one or more commissioners are appointed by the court to oversee the management of the company during the suspension of payments period.
Two other corporate rescue procedures, (i) controlled management (gestion contrôlée) and (ii) moratorium (concordat préventif de faillite), were abolished by the Insolvency Modernization Law. These two corporate rescue procedures no longer apply.
The judicial reorganization (réorganisation judiciaire) may be pursued for three different objectives (which may vary for different segments of the business and may change during the course of the procedure), specifically:
(i)
obtaining a standstill during a period of four months (which can be extended to a maximum of 12 months) to enable an out-of-court arrangement to be reached with creditors. During the standstill, no enforcement of the debtor’s claims may be pursued or exercised against its assets, no seizure may be carried out and the debtor may suspend the performance of his contractual obligations if the restructuring so requires (except for employment contracts and contracts for successive performance);

(ii)
obtaining the agreement of creditors on a restructuring plan for a maximum period of five years. The plan may include a maximum 24-month suspension of payment. Creditors will vote on the plan which will then have to be approved by a court; or

(iii)
enabling any part of the assets or business of the distressed debtor to be transferred by a court-appointed agent who will organize and complete the transfer of the assets or business.

Bankruptcy proceedings (faillite) are primarily designed to liquidate and distribute the assets of a debtor to its creditors. A judgment in bankruptcy proceedings (faillite) has the effect of removing the power from a company to manage its assets and of stopping all attachment or garnishment proceedings brought by unsecured or non-privileged creditors. However, this type of judgment has no effect on creditors holding certain forms of security, such as pledges on certain types of assets. A secured creditor holding a pledge can retain possession of the pledged assets or can enforce its security interest if an event of default has occurred under the security agreement. Similarly, the procedure of suspension of payments (sursis de paiement) and the judicial reorganization (réorganisation judiciaire), once approved, have no effect on creditors who, having secured claims, did not participate in the proceedings and did not, therefore, waive their rights or priority, mortgages or pledges. These creditors may continue to act against the debtor in order to obtain payment of their claims and they may enforce their rights, obtain attachments and obtain the sale of the assets securing their claims.
In addition, creditors’ rights may be affected by a Luxembourg court putting a debtor into (i) judicial liquidation (liquidation judiciaire) or (ii) an administrative dissolution without liquidation (dissolution administrative sans liquidation) or (iii) a judicial reorganisation (réorganisation judiciaire).
A recovery under Luxembourg law, therefore, could involve a sale of the assets of the debtor in a manner that does not reflect the going concern value of the debtor. Consequently, Luxembourg insolvency laws could preclude or inhibit the ability of the holders of the Notes to effect a restructuring of ArcelorMittal and could reduce their recovery in a Luxembourg insolvency proceeding.
In connection with Luxembourg bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative claims of those creditors and their ranking, and certain parties (such as secured creditors) will have special rights that may adversely affect the interests of holders of the Notes. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Each of these claims will have to be resubmitted to ArcelorMittal’s receiver to be verified by the receiver. Any dispute as to the valuation of claims will be subject to court proceedings. These verification procedures could cause holders of the Notes to recover less than the principal amount of their Notes or less than they could recover in a liquidation governed by the laws of another jurisdiction. Such verification procedures could also cause payments to the holders of the Notes to be delayed compared with holders of undisputed claims.
There may not be liquid trading markets for the Notes.
The Notes are new securities with no established trading market, and we will not arrange for the Notes to be listed on a national securities exchange or any other organized trading market or quoted on any automated quotation system. The underwriters may advise us that they intend to make a market in the Notes, but they will not be obligated to do so and may discontinue any market-making in the Notes at any time, at their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the Notes. If active markets for the Notes do not develop, the prices of the Notes and the ability of a holder of notes to find a ready buyer will be adversely affected.
The terms of the Notes do not contain restrictive covenants.
The terms of the indenture under which the Notes will be issued will not contain restrictive covenants that are typically applicable to issuers of a similar credit quality and which would protect investors from certain transactions that may adversely affect their interests. For example, the Notes will not contain covenants that will limit the ability of the Company to incur indebtedness, guarantee indebtedness, redeem, retire or repurchase existing debt, pay dividends and distributions on capital stock, issue additional equity or engage in certain asset sales.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following reports filed or furnished by us to the SEC and available on the SEC’s website:
•
2023 Form 20-F filed on February 28, 2024;

•
Exhibit 99.2 to the report on Form 6-K furnished on April 8, 2024, setting out certain recent developments with respect to the Company;

•
Exhibit 99.1 of the report on Form 6-K furnished on May 2, 2024, announcing the results of its annual general meeting; and

•
Report on Form 6-K furnished on May 28, 2024, incorporating ArcelorMittal’s earnings release on its unaudited financial results as of and for the three-month period ended March 31, 2024 (the “March 31, 2024 Earnings Release”).

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (which is referred to as the “Exchange Act”), before the termination of the offering, and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC before the termination of the offering.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a later document incorporated by reference herein modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. All information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.
The SEC maintains an internet site at www.sec.gov that contains reports and other information regarding issuers, including ArcelorMittal, that file electronically with the SEC. ArcelorMittal’s website address is www.arcelormittal.com. Any other information contained on any website referenced in this prospectus supplement or in any document incorporated by reference is not incorporated by reference in this prospectus supplement. The references above and in any documents incorporated by reference to ArcelorMittal’s website are inactive textual references to the uniform resource locator (URL) and are for your reference only.
Upon request, we will provide to each person, including any beneficial owner of a Note, to whom the prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at ArcelorMittal Limited, 6th Floor, Berkeley Square House, Berkeley Square, London W1J 6DA, UK, Attention: Mrs. Donna Cottenden, Investor Relations, telephone number: +44 (0)20 3214 2893.

USE OF PROCEEDS
The net proceeds of the offering, after deduction of the underwriting discount and expenses of approximately $      million, amount to approximately $      million.
ArcelorMittal intends to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization and indebtedness as of March 31, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to (i) the issuance and sale of $      aggregate principal amount of the Series       Notes in this offering and (ii) the issuance and sale of $      aggregate principal amount of the Series       Notes in this offering.

You should read this table together with the ArcelorMittal Consolidated Financial Statements (including the notes thereto) as well as the March 31, 2024 Earnings Release incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of March 31, 2024
	Actual	As Adjusted
Short-term debt and current portion of long-term debt	1,873
Secured and Unguaranteed	384
Guaranteed and Unsecured	119
Unsecured/Unguaranteed	1,370
Long-term debt, net of current portion	8,348
Secured and Unguaranteed	914
Guaranteed and Unsecured	113
Unsecured/Unguaranteed	7,320
Non-controlling interests	2,066
Equity attributable to the equity holders of the parent	53,591
Common shares	303
Treasury shares	(849)
Additional paid-in capital	27,182
Retained earnings	47,270
Reserves(a)	(19,730)
Total shareholders’ equity	55,657
Total capitalization (Total shareholders’ equity plus Short-term debt plus Long-term debt)	65,878

(a)
Includes foreign currency translation adjustments of $(19.1) billion, unrealized gains on derivative financial instruments relating to cash flow hedges of $1.9 billion, unrealized losses on investments in equity instruments at fair value through other comprehensive income of $60 million, and recognized actuarial losses of $2.5 billion.

As of March 31, 2024, ArcelorMittal also had guaranteed (a) $3.088 billion borrowed by AMNS under a $5.146 billion unsecured term loan agreement entered into to refinance the amounts borrowed to finance the acquisition of ArcelorMittal Nippon Steel India Limited and (b) $558 million borrowed by AMNS under an additional $5.0 billion unsecured term loan agreement entered into for financing certain capital expenditures.
Except as disclosed herein, there have been no material changes in the consolidated capitalization and indebtedness and contingent liabilities of ArcelorMittal since March 31, 2024.
During the period from March 31, 2024 to May 31, 2024, ArcelorMittal had repurchased 4.3 million shares for a total consideration of approximately $112 million, in accordance with its announced share buyback program.
As of March 31, 2024, ArcelorMittal had $5.4 billion of indebtedness available to be drawn under a revolving credit facility, all of which would be unsecured. On May 29, 2024, ArcelorMittal entered into a new $5.5 billion unsecured revolving credit facility, and all commitments under the prior revolving credit facility were cancelled. The new $5.5 billion unsecured revolving credit facility matures on May 29, 2029 and includes two one-year extension options.
ArcelorMittal expects to guarantee a thirty-year municipal bond issuance, for which its joint venture, AM/NS Calvert LLC, will be the borrower, in a preliminary amount of approximately $378 million. This issuance is expected to occur in June 2024.

DESCRIPTION OF NOTES
The following description of the particular terms of the Notes supplements the description of the general terms set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the Notes. If any specific information regarding the Notes in this prospectus supplement is inconsistent with the more general terms of the Notes described in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
General
ArcelorMittal will issue the Series      Notes and the Series      Notes (collectively, the “Notes”) under an indenture, as supplemented, dated as of June 1, 2015, and a supplemental indenture, to be dated on or about the delivery date of the Notes, in each case between ArcelorMittal, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator. The terms of the Notes include those expressly set forth in the indenture and supplemental indenture (collectively, the “indenture”) and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended. Capitalized terms used but not defined in this section have the meanings assigned to such terms in the indenture.
In this section, unless the context indicates otherwise, references to “we,” “us” and “our” are to ArcelorMittal and not to any of its subsidiaries.
References to “holders” mean those who have notes registered in their names on the books that ArcelorMittal or the registrar maintain for this purpose, and not those who own beneficial interests in notes issued in book-entry form through DTC or in notes registered in street name. Owners of beneficial interests in the Notes should refer to “Legal Ownership of Debt Securities” in the accompanying prospectus.
The Series      Notes will be issued in an aggregate principal amount of $      and the Series        Notes will be issued in an aggregate principal amount of $      , subject to our ability to issue additional notes, which may be of the same series as the Series      Notes or the Series      Notes, as described below under “— Additional Notes.”
The indenture and the Notes will not limit the amount of indebtedness that may be incurred or the amount of securities that may be issued by us, and contain no financial or similar restrictions on us, except as described herein under “— Negative Pledge” and in the accompanying prospectus under “Description of Senior Debt Securities — Consolidation, Merger, Conveyance or Transfer.”
The Notes will be issued in fully registered, book-entry form only without interest coupons in denominations of at least $2,000 and integral multiples of $1,000 in excess thereof.
Ranking
The Notes will constitute senior unsecured and unsubordinated obligations of ArcelorMittal and will rank equally in right of payment with all of its other existing and future senior unsecured and unsubordinated debt from time to time outstanding. The Notes will be effectively subordinated to all of ArcelorMittal’s existing and future secured indebtedness to the extent of the value of the collateral by which it is secured and to all existing and future indebtedness of its subsidiaries with respect to the assets of those subsidiaries. The Notes do not restrict ArcelorMittal’s ability or the ability of its subsidiaries to incur additional indebtedness in the future. As of March 31, 2024, ArcelorMittal’s total consolidated debt, which includes long-term debt (net of current portion) and short-term debt (including current portion of long-term debt), was $10.2 billion, and ArcelorMittal had $1.30 billion of consolidated secured indebtedness outstanding. As of March 31, 2024, ArcelorMittal also had $5.4 billion of indebtedness available to be drawn under its existing $5.4 billion unsecured revolving credit facility. On May 29, 2024, the Company entered into a new $5.5 billion unsecured revolving credit facility, and all commitments under the prior revolving credit facility were cancelled. As of March 31, 2024, ArcelorMittal South Africa (a subsidiary of ArcelorMittal) had a ZAR 4.5 billion (approximately $238 million) secured borrowing base facility, under which ZAR 1.25 billion (approximately $66 million) was undrawn. As of March 31, 2024, ArcelorMittal also had guaranteed (a) $3.088 billion borrowed by AMNS (ArcelorMittal’s joint venture with Nippon Steel) under a $5.146 billion unsecured term loan agreement entered into to refinance the amounts borrowed to finance the acquisition of ArcelorMittal Nippon Steel India Limited and (b) $558 million borrowed by AMNS under an additional $5.0 billion unsecured term loan agreement entered into for financing certain capital expenditures. See “Capitalization and Indebtedness.”
Payments of Principal and Interest
The Series      Notes issued hereby will mature on           ,     and will bear interest at a rate of    % per annum, from           , 2024. The Series      Notes issued hereby will mature on       ,        and will bear interest at a rate of    % per annum, from           , 2024.
We will pay interest on the Series      Notes semi-annually in arrears on            and            of each year, commencing on            , 2024 to the holders in whose names such Notes are registered at the close of business on            and            , respectively, immediately preceding the relevant interest payment date, maturity date, or date of redemption, as applicable. We will pay interest on the Series      Notes semi-annually in arrears on and      of each year, commencing on           , 2024 to the holders in whose names such Notes are registered at the close of business on       and       , respectively, immediately preceding the relevant interest payment date, maturity date, or date of redemption, as applicable. Interest on the Notes will accrue from the Closing Date or from the most recent interest payment date on which the interest has been paid to (but excluding) the relevant interest payment date. The period beginning on the Closing Date and ending on (but excluding) the first interest payment date and each successive period beginning on an interest payment date and ending on (but excluding) the next succeeding interest payment date, maturity date or date of redemption, is called an “interest period.” The amount of interest payable on the Notes for any interest period will be computed on the basis of a 360-day year of twelve 30-day months.
The Notes will not be redeemable by us, except as described below under “— Redemption, Exchange and Purchase.”
If an interest payment date, the maturity date, or date of redemption in respect of the Notes is not a Business Day (as defined below), we will pay interest or principal, as the case may be, on the next Business Day. Payments postponed to the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day. The term “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, Paris or Luxembourg or a place of payment (which shall have been notified in writing to the trustee and the securities administrator) are authorized by law, regulation or executive order to close.
Additional Notes
ArcelorMittal reserves the right, without the consent of the holders of the Notes, to create and issue additional notes ranking equally with the Notes in all respects, so that such additional notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as such notes; provided, however, that unless such additional notes are issued under a separate CUSIP number, such additional notes must be part of the same “issue” for U.S. federal income tax purposes, must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes or must be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.
Negative Pledge
So long as any Notes of the series issued hereby remain outstanding, we will not, and will not permit any Material Subsidiary to, create or permit to subsist any Security upon any of our Assets or their respective Assets, as the case may be, present or future, to secure any Relevant Indebtedness incurred or guaranteed by us or by any such Material Subsidiary (whether before or after the issue of the Notes) other than Permitted Security, unless our obligations under the Notes are (i) equally and ratably secured so as to rank pari passu with such Relevant Indebtedness or the guarantee thereof or (ii) benefit from any other Security or arrangement as is approved by the holders of a majority in aggregate principal amount of the Notes of such series then outstanding.

For the purpose of this covenant with respect to the series of Notes issued hereby, “Relevant Indebtedness” means any indebtedness for borrowed money represented by bonds, debt securities or other debt instruments which are for the time being quoted or listed on any stock exchange or other similar regulated securities market.
Additional Amounts
All payments of principal of, and premium (if any) and interest on, the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within Luxembourg, any jurisdiction in which ArcelorMittal is resident for tax purposes or, in the case of a successor entity, any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, ArcelorMittal or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) that will result in the receipt by the holders of such amounts that would have been received by such holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable:
(a)   for or on account of:
(i)   any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(A)   the existence of any present or former connection between the holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction including, without limitation, such holder or beneficial owner being or having been a citizen or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder;
(B)   the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or premium (if any) or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such note for payment on any date within such 30-day period;
(C)   the failure of the holder or beneficial owner to comply with a timely and reasonable request of us or any successor entity addressed to the holder or beneficial owner, as the case may be, to provide information, documentation and certification concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would under applicable law, regulation or administrative practice have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder; or
(D)   the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(ii)   any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;
(iii)   any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on or in respect of a Note;
(iv)   any tax, assessment or other governmental charge imposed by the Foreign Account Tax Compliance Act (“FATCA”) pursuant to sections 1471 through 1474 of the U.S. Internal Revenue

Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing; or
(v)   any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i), (ii), (iii) and (iv); or
(b)   with respect to any payment of the principal of, or premium (if any) or interest on, such Note to a holder who is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the holder thereof.
Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Redemption, Exchange and Purchase
As explained below, ArcelorMittal may redeem the Notes before they mature in certain circumstances. This means that ArcelorMittal may repay them early. You have no right to require us to redeem the Notes (although, under certain circumstances related to a change of control of ArcelorMittal, you may require us to acquire your notes). Unless ArcelorMittal defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Redemption for Taxation Reasons
The Notes may be redeemed, at our option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including any Additional Amounts) thereon, if any, up to (but excluding) the date fixed by us for redemption (the “Tax Redemption Date”) if, as a result of:
(1)   any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
(2)   any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of us, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the indenture, with respect to any payment due or to become due under the Notes or the indenture, we or a successor entity, as the case may be, is, or on the next interest payment date would be, required to pay Additional Amounts, and such requirement cannot be avoided by us or the successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of us or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.
Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, we or the successor entity, as the case may be, will deliver to the trustee and the securities administrator:

(1)   a certificate signed by a duly authorized officer stating that such change or amendment referred to in the prior paragraph has occurred, and describing the facts related thereto and stating that such requirement cannot be avoided by us or a successor entity, as the case may be, taking reasonable measures available to it; and
(2)   an opinion of counsel of recognized standing with respect to tax stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.
The trustee and the securities administrator will accept and shall be fully protected in relying upon, such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.
Any Notes that are redeemed will be cancelled.
Redemption at the Option of the Company
Prior to           (         month(s) prior to the maturity date of the Series      Notes) (the “Series       Par Call Date”) and      (   month(s) prior to the maturity date of the Series      Notes) (the “Series      Par Call Date”, and together with the Series      Par Call Date, each a “Par Call Date”), the Company may redeem each series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus (i)      basis points in the case of the Series      Notes and (ii)      basis points in the case of the Series      Notes, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date.
On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Offer to Purchase upon a Change of Control
Upon the occurrence of a Change of Control, unless we have exercised our right to redeem the Notes as described above under “— Redemption for Taxation Reasons” or “— Redemption at the Option of the Company,” or unless the Change of Control Payment Date (as defined below) would fall on or after the maturity date of the Notes, the indenture provides that we will make an offer to purchase all or a portion of each holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount tendered, plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase.
Within 30 days following the date upon which the Change of Control occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will deliver, by first class mail or while the Notes are in global form such notice shall be sent electronically through the applicable procedures of the Depositary, a notice to each holder of notes at such holder’s address as it appears in the security register, with a copy to the trustee and the securities administrator, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the

Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to tender the Notes in accordance with the terms of the Change of Control Offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent and instruct the paying agent in writing to pay an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and

•
deliver or cause to be delivered to the securities administrator with copy to the trustee the Notes so accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions thereof being purchased by us.

Upon the deposit of the amount of the purchase price and the receipt of the written instructions of the Company specified above, the paying agent will promptly mail or wire to each holder of Notes so tendered the purchase price for such Notes, and the securities administrator, upon instruction by us and in accordance with the indenture, will promptly authenticate and mail or cause to be transferred by book entry to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
We shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we shall comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
The trustee and securities administrator are under no obligation to ascertain whether a Change of Control or any event that could lead to the occurrence of or could constitute a Change of Control has occurred, and until a responsible officer of the trustee or securities administrator, as applicable, has actual knowledge or express notice to the contrary, the trustee and securities administrator may conclusively assume that no Change of Control or other such event has occurred.
Exchange and Purchase
We may at any time make offers to the holders to exchange their Notes for other bonds or Notes issued by us or any other Person. In addition, we and any of our Subsidiaries or affiliates may at any time purchase Notes in the open market or otherwise at any price.
Cancellation
All Notes that are exchanged or purchased may either be held or retransferred or resold or be surrendered to the securities administrator for cancellation and, if so surrendered, will, together with all notes redeemed by us, be cancelled immediately and accordingly may not be reissued or resold. The securities administrator will make its record of any such cancellation available for inspection to holders during its normal business hours.
Covenants
Holders of the Notes will benefit from certain covenants contained in the indenture and affecting our ability to incur liens and merge with other entities. You should read the information under the heading “— Negative Pledge” above and “Description of Senior Debt Securities — Consolidation, Merger, Conveyance or Transfer” in the accompanying prospectus.

Events of Default
Holders of the Notes will have special rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities — Events of Default” in the accompanying prospectus.
Amendments and Waivers
The discussion of amendments and waivers under “Description of Senior Debt Securities — Amendments and Waivers” in the accompanying prospectus will be applicable to the Notes. In addition, the indenture may be amended or modified without the consent of any holder of the Notes in order, among other things:
•
to conform the provisions of the indenture or the Notes to the “Description of Notes” section of this prospectus supplement or the “Description of Senior Debt Securities” section of the accompanying prospectus, as applicable.

Defeasance and Discharge
The discussion of defeasance and discharge under “Description of Senior Debt Securities — Satisfaction and Discharge” and “Description of Senior Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus will be applicable to the Notes.
Clearance and Settlement
The Notes will be issued in the form of global securities deposited in DTC and registered in the name of Cede & Co, as the nominee of DTC. Beneficial interests in the Notes may be held through DTC, Clearstream or Euroclear. For more information about global securities held by DTC through DTC, Clearstream or Euroclear, you should read “Clearance and Settlement” in the accompanying prospectus. DTC and its participants abide by a set of rules and standards known to those in the industry as the “Applicable Procedures.”
The Notes have been accepted for clearance through DTC, Euroclear and Clearstream systems.
“Applicable Procedures” means, with respect to any transfer, exchange or other activity of the Depositary, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or other activity.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the Notes.
Notices
As long as notes in global form are outstanding, notices to be given to holders of the Notes will be given electronically to DTC, in accordance with its applicable procedures from time to time.
Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the indenture. You should refer to the indenture for the full definition of all such terms, as well as any other terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.
“Asset(s)” of any Person means, all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated.

A “Change of Control” shall be deemed to have occurred at each time that a Person (or a group of Persons acting in concert) other than one or more members of the Mittal Family controls or acquires control of ArcelorMittal; provided that a Change of Control shall not be deemed to have occurred unless, within the Change of Control Period, (i) if ArcelorMittal’s long-term, unsecured and unsubordinated indebtedness is rated by any one or more Rating Agencies, a Rating Downgrade in respect of that Change of Control occurs and, in the case only of such Rating Downgrade occurring within the Potential Change of Control Period, the relevant Rating Agency does not, within the Potential Change of Control Period, reverse such Rating Downgrade so that ArcelorMittal’s long-term, unsecured and unsubordinated indebtedness has the same or a better credit rating attributed by such Rating Agency than before such Rating Downgrade occurred, or (ii) if ArcelorMittal’s long-term, unsecured and unsubordinated indebtedness is not rated by any one or more Rating Agencies, a Negative Rating Event in respect of that Change of Control occurs; “control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.
“Change of Control Period” means the period commencing on the earlier of (i) the date of the first public announcement of the relevant Change of Control having occurred and (ii) the first day of the Potential Change of Control Period, and ending 90 days after the date of the first public announcement of the relevant Change of Control having occurred (the “Initial End Date”), provided that if one or more Rating Agencies has on or prior to the Initial End Date publicly announced that it has placed the rating of our long-term, unsecured and unsubordinated indebtedness under consideration for rating downgrade (the “Placing on Credit Watch”), the Change of Control Period shall be extended to the earlier of (i) the later of (a) the date which falls 60 days after the date of the Placing on Credit Watch and (b) the Initial End Date or (ii) the date which falls 60 days after the Initial End Date.
“Closing Date” means the date on which the Notes are deposited with DTC, as depository.
“Consolidated Financial Statements” means ArcelorMittal’s most recently published:
(a)   audited annual consolidated financial statements, as approved by our Board of Directors and certified by an independent auditor; or, as the case may be,
(b)   unaudited (but subject to a “review” from an independent auditor) condensed consolidated half-year financial statements, as approved by our Board of Directors, in each case prepared in accordance with Applicable Accounting Standards.
“Corporate Trust Office” means (i) with respect to the trustee, 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator; and (ii) with respect to the securities administrator (A) solely for the purposes of the transfer, surrender or exchange of the subordinated debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (B) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.
“Group” means ArcelorMittal and its Subsidiaries taken as a whole.
“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB- by Standard & Poor’s (or its equivalent under any successor rating category of Standard & Poor’s) and BBB- by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by ArcelorMittal.
“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
“Negative Rating Event” means ArcelorMittal does not within the Change of Control Period obtain an Investment Grade Rating for ArcelorMittal’s long-term, unsecured and unsubordinated indebtedness from at least one Rating Agency.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Potential Change of Control Period” means the period commencing on the date of the first public announcement of a potential Change of Control by ArcelorMittal, or by any actual or potential bidder or any advisor thereto, and ending on the date of the first public announcement of the relevant Change of Control.
“Rating Agency” means (1) each of Moody’s, Standard & Poor’s and Fitch; (2) if any of Moody’s, Standard & Poor’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of ArcelorMittal’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by ArcelorMittal (as certified by a certificate of officers confirming the decision of ArcelorMittal’s Board of Directors) to act as a replacement rating agency for Moody’s, Standard & Poor’s or Fitch or all of them, as the case may be.
“Rating Downgrade” means the credit rating previously assigned to ArcelorMittal’s long-term, unsecured and unsubordinated indebtedness by any Rating Agency is (a) withdrawn or (b) is changed from investment grade to non-investment grade (for example, from BBB- to BB+ by Standard & Poor’s, or worse) or (c) if the credit rating previously assigned by the relevant Rating Agency was below investment grade, is lowered one rating notch (for example, from BB+ to BB by Standard & Poor’s), and such Rating Agency shall have publicly announced or confirmed in writing to ArcelorMittal that such withdrawal or downgrade is principally the result of any event or circumstance comprised in or arising as a result of, or in respect of, the Change of Control or potential Change of Control.

TAX CONSIDERATIONS
The following summary contains a description of certain material Luxembourg and U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Notes described in this prospectus supplement. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States and Luxembourg.
This summary is based on the tax laws of Luxembourg and the United States as in effect on the date of this prospectus supplement, as well as on rules and regulations of Luxembourg and regulations, rulings and decisions of the United States available on or before such date and now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the continued validity of this summary. Prospective purchasers of Notes should consult their own tax advisors as to the Luxembourg, United States or other tax consequences of the ownership and disposition of the Notes, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.
Luxembourg Taxation
The following is a general description of certain Luxembourg tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes, whether in the Grand Duchy of Luxembourg or elsewhere. Prospective purchasers of notes should consult their own tax advisors as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes and the consequences of such actions under the tax laws of the Grand Duchy of Luxembourg. This overview is based upon the law as in effect on the date of this prospectus supplement. This information contained within this section is limited to taxation issues, and prospective investors should not apply any information set out below to other areas of law, including (but not limited to) the legality of transactions involving the Notes.
The residence concept used below applies for Luxembourg tax assessment purposes only. Any reference in the present section to a tax, duty, levy impost or other charge or withholding of a similar nature refers to Luxembourg tax laws and/or concepts only. Any reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), the solidarity surcharge (contribution au fonds pour l’emploi), as well as personal income tax (impôt sur le revenu) generally. Corporate holders of notes may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, the solidarity surcharge and municipal business tax apply to most corporate taxpayers resident of Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may also apply.
Withholding Tax
Non-resident holders of Notes
Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the Notes held by non-resident holders of notes.
Resident holders of Notes
Under Luxembourg general tax laws currently in force and subject to the December 2005 Law (as defined below), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of the Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the Notes held by Luxembourg resident holders of notes.

Under the Law of December 23, 2005, introducing a final withholding tax on certain savings income in the form of interest, as amended (the “December 2005 Law”), payments of interest or similar income made or secured by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax at the rate of 20% (the “20% WHT”). Such 20% WHT will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent within the meaning of the December 2005 Law and not by the Company.
Taxation of Holders of the Notes
Non-resident holders of notes
Holders who are not residents of Luxembourg and who do not have a permanent establishment or a permanent representative in Luxembourg to which the Notes are attributable are not liable to any Luxembourg income tax, whether they receive payments of principal or interest (including accrued but unpaid interest) or realize capital gains upon redemption, repurchase, sale or exchange of any notes.
Holders who are not residents of Luxembourg and who have a permanent establishment or a permanent representative in Luxembourg to which the Notes are attributable must include any interest received or accrued, as well as any capital gain realized on the sale or disposal of the Notes in their taxable income for Luxembourg income tax assessment purposes.
Luxembourg resident holders of notes
Individual holders of notes
Under Luxembourg domestic tax law, a Luxembourg resident individual holder acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax (personal income tax levied under a progressive tax scale plus the solidary surcharge with a maximum effective marginal tax rate of 45.78% in 2024) in respect of interest received, redemption premiums or issue discounts under the Notes, except if the 20% WHT has been levied on such payments. In the event that interest is paid by a paying agent established in a Member State (other than Luxembourg) or a Member State of the EEA, the Luxembourg resident individual holder may opt to self-declare and pay a 20% tax on that interest in full discharge of income tax in accordance with the December 2005 Law (the “20% Tax Discharge”).
Gains realized upon the sale, repurchase or redemption of the Notes by a Luxembourg resident individual holder, who acts in the course of the management of his/her private wealth, may be subject to Luxembourg income tax in case this sale or disposal takes place prior to, or within six months after, the acquisition of the Notes. Usually, the said gains exclude the accrued but unpaid notes’ interest. A Luxembourg resident individual holder, who acts in the course of the management of his/her private wealth, has further to include the portion of the gain corresponding to accrued but unpaid interest income in respect of the Notes in his/her taxable income (e.g. upon sale of notes before their maturity) unless it has been subject to the 20% WHT or the 20% Tax Discharge.
Luxembourg resident individual holders acting in the course of the management of a professional or business undertaking to which the Notes are attributable, may have to include any interest received or accrued, as well as any gain realized on the sale or disposal of the Notes, in their taxable income for Luxembourg income tax assessment purposes (personal income tax levied at progressive rates and municipal business tax). For Luxembourg resident individuals receiving interest as income from assets used in their professional capacity, the 20% withholding tax levied is credited against their final tax liability. The same tax treatment applies to non-resident holders of the Notes who have a permanent establishment or a permanent representative in Luxembourg to which the Notes are attributable.
Corporate holders of notes
Luxembourg resident corporate holders must include any interest received or accrued, as well as any gain realized on the sale or disposal of the Notes, in their taxable income for Luxembourg income tax assessment purposes (corporate income tax plus the solidarity surcharge and municipal business tax) at a total rate of 24.94% in 2024 for companies established in Luxembourg-City.
Luxembourg corporate resident holders who benefit from a special tax regime, such as, for example, (i) undertakings for collective investment subject to the law of December 17, 2010, as amended, (ii) specialized investment funds (“SIF”) subject to the law of February 13, 2007, as amended, (iii) family wealth management companies subject to the law of May 11, 2007, as amended, or (iv) reserved alternative investment funds (“RAIF”) subject to the law of July 23, 2016 (to the extent the RAIF has opted for treatment as SIF) are exempt from income tax in Luxembourg, and thus income derived from the Notes, as well as gains realized thereon, are not subject to Luxembourg income taxes.
Net Wealth Tax
An individual holder of Notes is not subject to net wealth tax in Luxembourg, regardless of his/her residency.
Luxembourg resident corporate holders of the Notes or non-resident corporate holders of the Notes having a permanent establishment or a permanent representative in Luxembourg to which the Notes are attributable (“Luxembourg Permanent Establishments”), are subject to an annual Luxembourg net wealth tax on their net assets (which will include such notes) levied at a digressive rate depending on the size of the net assets of Luxembourg resident corporate holders of notes and Luxembourg Permanent Establishments (i.e., 0.5% on the amount of taxable net wealth up to EUR 500 million and 0.05% on the amount exceeding EUR 500 million), except if the holder of the Notes is (i) an undertaking for collective investment subject to the law of December 17, 2010, as amended, (ii) a securitization company governed by the law of March 22, 2004, as amended, (iii) a SIF subject to the law of February 13, 2007, as amended, (iv) a family wealth management company subject to the law of May 11, 2007, as amended, or (v) a RAIF subject to the law of July 23, 2016 or is a capital company governed by the law of 15 June 2004 on venture capital vehicles, as amended. However, (a) securitization company governed by the law of March 22, 2004 on securitization, as amended, (ii) a capital company governed by the law of June 15, 2004 on venture capital vehicles, as amended, or (iii) a reserved alternative investment fund governed by the law of July 23, 2016, and which falls under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to minimum net wealth tax in Luxembourg.
Other Taxes
Registration taxes and stamp duties
No Luxembourg registration tax, stamp duty or any other similar tax or duty will be payable in Luxembourg by the holders of notes as a consequence of the issuance of the Notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, redemption or repurchase of the Notes.
However, a fixed or ad valorem registration duty may be due upon the registration of the Notes in Luxembourg in the case where the Notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the Notes on a voluntary basis.
Inheritance Tax and Gift Tax
Luxembourg inheritance tax may be levied on the transfer of Notes upon the death of a Luxembourg resident holder.
Gift tax may be due on a gift or donation of notes in instances where the gift is recorded in a deed passed in front of a Luxembourg notary or otherwise registered in Luxembourg.
United States Federal Income Taxation
The following is a summary of the material U.S. federal income tax considerations that may be relevant to a U.S. holder of a Note (as defined below). This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Notes that will hold Notes as capital assets and acquired Notes upon original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local or foreign tax laws, any alternative minimum taxes or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “U.S. holder” is a beneficial owner of a Note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the Note.
Payments of Interest and Additional Amounts.   The gross amount of stated interest and Additional Amounts (i.e., without reduction for any withholding tax) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange and Retirement of Notes.   Upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such Note. A U.S. holder’s tax basis in a Note will generally equal the cost of the Note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Satisfaction and Discharge.   If we were to obtain a discharge of the indenture within one year of maturity or the redemption date with respect to all of the Notes then outstanding, as described in “Description of Senior Debt Securities — Satisfaction and Discharge” in the accompanying prospectus, such discharge generally would be deemed to constitute a taxable exchange of the Notes outstanding for other property. In such case, a U.S. holder may be required to recognize capital gain or loss in connection with such deemed exchange. In addition, after such deemed exchange, a U.S. holder might also be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than if the discharge had not occurred. U.S. holders are urged to consult their own tax advisors as to the specific consequences arising from a discharge in their particular situations.
Specified Foreign Financial Assets.   Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Notes, including the application of the rules to their particular circumstances.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)
We intend to offer the Notes through the underwriters named below. Subject to the terms and conditions of the underwriting agreement with ArcelorMittal, dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of Notes offered hereby set forth opposite the name of each underwriter. J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are acting as Joint Book-Running Managers.
Underwriter	Principal Amount of the Series Notes	Principal Amount of the Series Notes
J.P. Morgan Securities LLC	$	$
BofA Securities, Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.

Total	$	$
The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters propose to offer the Notes initially at the offering price on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and other selling terms.
The underwriters may offer such Notes to selected dealers at the public offering price minus a selling concession of up to    % of the principal amount of the Series       Notes and up to     % of the principal amount of the Series       Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to    % of the principal amount of the Series       Notes and up to     % of the principal amount of the Series       Notes.
ArcelorMittal has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The total expenses incurred by the Company in the offering, excluding the underwriting discount, are estimated to amount to approximately $      .
The Notes are new issues of securities with no established trading markets. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In connection with this offering, the underwriters may, subject to applicable laws and regulations, purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and bids for and purchases of notes in the open market after the distribution has been completed in order to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

As noted in the foregoing paragraph, in connection with the offering of the Notes, the underwriters (or persons acting on their behalf) may over allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which ArcelorMittal received the proceeds of the issue and 60 calendar days after the date of the allotment of the Notes. Any stabilization action or over allotment must be conducted by the relevant underwriters(s) (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters(s) (or persons acting on their behalf).
Selling Restrictions
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes to the public in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer of Notes in a Member State of the EEA which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require ArcelorMittal or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.
Neither ArcelorMittal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither ArcelorMittal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.
Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and ArcelorMittal that it and any person on whose behalf it acquires any Notes is: (1) a “qualified investor” as defined in the Prospectus Regulation; and (2) not a “retail investor” (as defined above).
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes to the public in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and FSMA from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer of Notes in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require ArcelorMittal or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.
Neither ArcelorMittal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither ArcelorMittal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.
Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and ArcelorMittal that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).
The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.
UK MiFIR Product Governance and Target Market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes should take into account the manufacturers’ target market assessment, however such distributor is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining the appropriate distribution channels. Neither ArcelorMittal nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
People’s Republic of China
This prospectus supplement does not constitute a public offer of notes, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Notes are not being offered or sold, directly or indirectly, in the PRC to, or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may, directly or indirectly, purchase any of the Notes or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the Company and its representatives to observe these restrictions.
Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The Notes offered in this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the Financial Instruments and Exchange Act). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”). Accordingly,

this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is (a) a corporation (that is not an accredited investor, as defined in the SFA), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in the SFA)of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Republic of China
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the Republic of China (“ROC”) and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Switzerland
The Notes may not be publicly offered, directly or indirectly, in Switzerland as such terms are defined or interpreted under the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the offering, the Company, the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market

Supervisory Authority FINMA (“FINMA”), and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Other Relationships
The underwriters and/or their affiliates from time to time have provided certain investment banking, commercial banking and financial advisory services to us, and they may provide these services to us in the future.
In addition, in the ordinary course of their business activities, the underwriters and/or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters and/or their affiliates have a lending relationship with us, certain of the underwriters and/or their affiliates routinely hedge, and certain of the underwriters or affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and/or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and/or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement and Delivery
We expect that delivery of the Notes will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes in transactions that are ordinarily scheduled to settle prior to            , 2024 will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

EXPENSES OF THE OFFERING
ArcelorMittal estimates that the total expenses in connection with this offering will be as follows:
	Amount	Percentage of Net Proceeds of this Offering
SEC registration fee	$	%
Trustee and securities administrator’s fees (including legal fees)	$	%
Printing fees	$	%
Legal fees and expenses	$	%
Accountant fees and expenses	$	%
Total	$	%
All amounts are estimated except the SEC registration fee.
VALIDITY OF THE NOTES
The due authorization of the Notes will be passed upon for ArcelorMittal by Elvinger Hoss Prussen, société anonyme, its Luxembourg counsel. The validity of the Notes will be passed upon for ArcelorMittal by Cleary Gottlieb Steen & Hamilton LLP, its United States counsel, and for the underwriters by Allen Overy Shearman Sterling LLP.

Senior Debt Securities
Subordinated Debt Securities
Ordinary Shares
Rights to Purchase Ordinary Shares

This prospectus may be used to offer debt securities of ArcelorMittal, which may or may not be subordinated and/or convertible into or exchangeable for ordinary shares of ArcelorMittal, ordinary shares of ArcelorMittal and/or rights to purchase such ordinary shares, which we collectively refer to as the “securities.”
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities being offered and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any selling security holders, underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.
ArcelorMittal’s ordinary shares are listed on the New York Stock Exchange, Euronext Paris, Euronext Amsterdam and the Luxembourg Stock Exchange under the symbol “MT” and listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges under the symbol “MTS.” If ArcelorMittal decides to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when trading is expected to begin.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risks discussed under “Risk Factors” beginning on page 2 of this prospectus and in any prospectus supplement accompanying this prospectus before you invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 8, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of those securities and their offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”
We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take any responsibility for any other information that others may give you.
ArcelorMittal is not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.
You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement, as the case may be. ArcelorMittal’s business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in the securities offered using this prospectus involves a high degree of risk. You should carefully consider the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in the prospectus supplement, before making an investment decision. The Company’s business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. The risks described below are those known to ArcelorMittal and that it currently believes may materially affect it.
Risks Relating to ArcelorMittal
You should read “Risk factors” under “Risk Factors and Control” in ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 Form 20-F”), which is incorporated by reference in this prospectus, for information on risks relating to ArcelorMittal (including its industry, business and financial structure), and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.
Summary of Risk Factors
ArcelorMittal’s business is subject to numerous risks and uncertainties, including those described in the detailed risk factors in the 2023 Form 20-F. These risks include, but are not limited to, the following:
1.
Risks related to the global economy and the mining and steel industry

•
Prolonged low steel and (to a lesser extent) iron ore prices and/or low steel demand would have an adverse effect on ArcelorMittal’s results of operations.

•
Volatility in the supply and prices of steel, raw materials, energy and transportation could adversely affect ArcelorMittal’s results of operations.

•
Excess capacity and oversupply in the steel industry and in the iron ore mining industry have in the past and may continue in the future to weigh on ArcelorMittal’s profitability.

•
Unfair trade practices, import tariffs and/or barriers to free trade could negatively affect steel prices and ArcelorMittal’s results of operations in various markets.

•
Russia’s invasion of Ukraine and any regional or global escalation of the conflict could adversely affect the Company’s business, results of operations and financial condition.

•
Competition from other materials and alternative steel-based technologies could reduce market prices and demand for steel products and thereby reduce ArcelorMittal’s cash flows and profitability.

2.
Risks related to ArcelorMittal’s operations

•
ArcelorMittal’s carbon emissions reduction targets may be difficult or impossible to achieve if future developments affect current assumptions about related costs, government support and technology.

•
ArcelorMittal could experience labor disputes that may disrupt its operations and its relationships with its customers and its ability to rationalize operations and reduce labor costs in certain markets.

•
Disruptions to ArcelorMittal’s manufacturing processes and mining operations (e.g. equipment failures, natural disasters, accidents, explosions, epidemics or pandemics, geopolitical conflicts or extreme weather) could adversely affect its operations, customer service levels, financial results and liabilities.

•
ArcelorMittal’s reserve and resource estimates may differ from recoverable mineral quantities; estimates of mine life may prove inaccurate; changes in iron ore prices, operating and capital costs and other assumptions may render certain reserves and resources uneconomical to mine.

•
ArcelorMittal’s reputation and business could be materially harmed as a result of data breaches, data theft, unauthorized access or successful hacking.

3.
Risks related to ArcelorMittal’s acquisitions and investments

•
ArcelorMittal has grown through acquisitions and may continue to do so. Failure to manage external growth and difficulties completing planned acquisitions or integrating acquired companies could harm ArcelorMittal’s future results of operations, financial condition and prospects.

•
ArcelorMittal faces further risks in relation to its interest in Acciaierie d’Italia (“ADI”), which has been placed in a special form of insolvency proceedings (extraordinary administration).

•
ArcelorMittal’s investment projects are subject to financing, execution and completion risks.

•
ArcelorMittal faces risks associated with its investments in joint ventures and associates.

4.
Risks related to ArcelorMittal’s financial position and organizational structure

•
Changes in assumptions underlying the carrying value of certain assets, including as a result of adverse market conditions, could result in the impairment of such assets, including goodwill.

•
ArcelorMittal’s indebtedness could have an adverse impact on its results of operations and financial position, and the market’s perception of ArcelorMittal’s leverage may affect its share price.

•
ArcelorMittal’s ability to fully utilize its recognized deferred tax assets depends on its profitability and future cash flows.

•
Underfunding of pension and other post-retirement benefit plans at some of ArcelorMittal’s operating subsidiaries could require the Company to make substantial cash contributions to pension plans or to pay for employee healthcare, which may reduce the cash available for ArcelorMittal’s business.

•
ArcelorMittal’s results of operations could be affected by fluctuations in foreign exchange rates and by exchange controls imposed by governmental authorities in the countries where it operates.

•
The Significant Shareholder may exercise significant influence over the outcome of shareholder votes.

5.
Legal and regulatory risks

•
ArcelorMittal is subject to strict environmental, health and safety laws and regulations that could give rise to a significant increase in costs and liabilities.

•
Laws and regulations restricting emissions of greenhouse gases could have a material adverse effect on ArcelorMittal’s results of operations, financial condition and reputation.

•
ArcelorMittal’s income tax liability may substantially increase if tax laws and regulations in countries in which it operates change or become subject to adverse interpretations or inconsistent enforcement.

•
Economic, military, political, social and legal risks in certain markets may have a material adverse effect on ArcelorMittal’s business, financial condition, results of operations or prospects.

•
ArcelorMittal is subject to an extensive, complex and evolving regulatory framework which may expose it and its subsidiaries, joint ventures and associates to investigations by governmental authorities, litigation and fines, in relation, among other things, to antitrust and compliance matters.

•
Current and future legal proceedings or product liability claims could negatively affect the Company’s profitability and cash flows in a particular period.

•
Difficulties enforcing civil liabilities against ArcelorMittal and its directors and senior management.

•
ArcelorMittal has identified a material weakness in internal control over financial reporting as of December 31, 2023, resulting from internal control deficiencies at one of the Company’s Canadian subsidiaries, that could, if not remediated, result in material inaccuracies in the Company’s consolidated financial statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 20-F for the year ended December 31, 2023 (File No. 001-35788), which we filed on February 28, 2024 and is referred to as our “2023 Form 20-F,” and which includes the audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2023 and 2022, and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021 and the related notes. We also incorporate by reference the following report furnished by us on Form 6-K and available on the SEC website:
•
Report on Form 6-K furnished on April 8, 2024, incorporating the table which sets out the consolidated capitalization and indebtedness of ArcelorMittal as at December 31, 2023 and certain recent developments with respect to the Company.

We also incorporate by reference into this prospectus any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (which is referred to as the “Exchange Act”), before the termination of the offering, and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC before the termination of the offering.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the Company’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at ArcelorMittal Limited, 6th Floor, Berkeley Square House, Berkeley Square, London W1J 6DA, England, Attention: Mr. Daniel Fairclough, Investor Relations, telephone number: +44 207 543 1128.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Any filings we make electronically will be available to the public over the Internet on the SEC’s website at www.sec.gov and on ArcelorMittal’s web site at www.arcelormittal.com. The references above to ArcelorMittal’s website and the website of the SEC are inactive textual references to the uniform resource locator (URL) and are for your reference only.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements based on estimates and assumptions. This prospectus and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements concerning the business, future financial condition, results of operations and prospects of ArcelorMittal, including its subsidiaries. These statements usually contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, you should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although it is believed that the expectations reflected in these forward-looking statements are reasonable, there is no assurance that the actual results or developments anticipated will be realized or, even if realized, that they will have the expected effects on the business, financial condition, results of operations or prospects of ArcelorMittal.
These forward-looking statements speak only as of the date on which the statements were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements made in this prospectus, the related prospectus supplement or elsewhere as a result of new information, future events or otherwise, except as required by applicable laws and regulations. A detailed discussion of the principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors and Control” of the 2023 Form 20-F.

PRESENTATION OF CERTAIN INFORMATION
Definitions and Terminology
Unless indicated otherwise, or the context otherwise requires, references in this prospectus and related prospectus supplement to “ArcelorMittal,” “we,” “us,” “our” and “the Company” or similar terms are to ArcelorMittal.
Financial Information
This prospectus (including the documents incorporated by reference herein) contains the audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2023 and 2022, and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021. ArcelorMittal’s consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
The financial information and certain other information presented in a number of tables in this prospectus and any related prospectus supplement have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column. In addition, certain percentages presented in the tables in this prospectus and any related prospectus supplement reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers.
Market Information
This prospectus (including the documents incorporated by reference herein) and any related prospectus supplement includes industry data and projections about the Company’s markets obtained from industry surveys, market research, publicly available information and industry publications. Statements on ArcelorMittal’s competitive position contained in this prospectus are based primarily on public sources including, but not limited to, information published by the Company’s competitors. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. The Company has not independently verified this data or determined the reasonableness of such assumptions. In addition, in many cases the Company has made statements in this prospectus or the documents incorporated by reference herein regarding its industry and its position in the industry based on internal surveys, industry forecasts and market research, as well as the Company’s experience. While these statements are believed to be reliable, they have not been independently verified.

ARCELORMITTAL
ArcelorMittal is one of the world’s leading integrated steel and mining companies. ArcelorMittal is the largest steel producer in Europe, among the largest in the Americas and has a growing presence in Asia, including India, through its joint venture AMNS India.
ArcelorMittal has steel-making operations in 15 countries, including 37 integrated and mini-mill steel-making facilities. As of December 31, 2023, ArcelorMittal had approximately 126,756 employees.
ArcelorMittal produces a broad range of high-quality finished and semi-finished steel products. Specifically, ArcelorMittal produces flat products, including sheet and plate, and long products, including bars, rods and structural shapes. It also produces pipes and tubes for various applications. ArcelorMittal sells its products primarily in local markets and to a diverse range of customers in approximately 140 countries, including the automotive, appliance, engineering, construction and machinery industries. ArcelorMittal’s mining operations produce various types of mining products including iron ore lump, fines, concentrate, pellets, sinter feed and coking coal.
As a global steel producer, the Company is able to meet the needs of different markets. Steel consumption and product requirements clearly differ between developed markets and developing markets. Steel consumption in developed economies is weighted towards flat products and a higher value-added mix, while developing markets utilize a higher proportion of long products and commodity grades. To meet these diverse needs, the Company maintains a high degree of product diversification and seeks opportunities to increase the proportion of higher value-added products in its product mix.
ArcelorMittal is a public limited liability company (société anonyme) that was incorporated for an unlimited period under the laws of the Grand Duchy of Luxembourg on June 8, 2001. ArcelorMittal is registered at the R.C.S. Luxembourg under number B 82.454. The mailing address and telephone number of ArcelorMittal’s principal executive offices are: 24-26 boulevard d’Avranches L-1160, Luxembourg, Grand Duchy of Luxembourg, tel: +352 4792-1. ArcelorMittal’s process agent for U.S. federal securities law purposes is ArcelorMittal Sales and Administration LLC, 833 W. Lincoln Highway, Suite 200E, Schererville, IN 46375, United States of America, tel: + 1 219-256-7303.

USE OF PROCEEDS
Unless otherwise disclosed in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes as well as other potential purposes such as liability management, refinancing existing debt, financing acquisitions and capital raising.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
We may issue senior debt securities using this prospectus, which may include senior debt securities convertible into or exchangeable for our ordinary shares. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities that we may issue are governed by a contract between us and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator, called an indenture (as supplemented, herein the “senior indenture”).
The trustee’s main role under the senior indenture is that it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default” below. The securities administrator’s main role is to perform administrative duties for us, such as sending you interest payments and transferring your senior debt securities to a new buyer if you sell your senior debt securities. Both the trustee and the securities administrator may send you notices.
The senior indenture and its associated documents contain the full legal text governing the matters described in this section. The senior indenture and the senior debt securities are governed by New York law. The senior indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy. In connection with an issuance of senior debt securities, we may enter into one or more additional supplemental indentures with the trustee and the securities administrator, setting forth the specific terms of such senior debt securities.
In this section, references to “we,” “us” and “our” are to ArcelorMittal only and do not include our subsidiaries or affiliates.
References to “holders” mean those who have senior debt securities registered in their names on the books that ArcelorMittal or the registrar maintain for this purpose, and not those who own beneficial interests in senior debt securities issued in book-entry form through The Depository Trust Company or in senior debt securities registered in street name. Owners of beneficial interests in the senior debt securities should refer to “Legal Ownership of Debt Securities.”
This section summarizes the material provisions of the senior indenture and certain senior debt securities that may be issued under the senior indenture. In particular, this section summarizes material terms of senior debt securities to be issued in fully registered, book-entry form without coupons, that will be unsecured and rank equally with all of our other existing and future unsecured and unsubordinated debt, bear interest at a fixed rate per annum, based upon a 360-day year consisting of twelve 30-day months. This section does not describe other types of senior debt securities that may be issued under the senior indenture, such as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount, or indexed securities or securities denominated in foreign currencies or currency units. Any other senior debt securities, and special U.S. federal income tax, accounting and other considerations applicable to such debt securities, would be described in the prospectus supplement relating to any such debt securities.
Because it is a summary, this section does not describe every aspect of the senior indenture or the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior indenture, including some of the terms used in the senior indenture. The senior indenture is also subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. Whenever we refer to particular sections or defined terms of the senior indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
We may issue as many distinct series of senior debt securities under the senior indenture as we wish. Unless otherwise specified in a prospectus supplement, we may issue senior debt securities of the same series as an outstanding series of senior debt securities without the consent of holders of securities in the outstanding series. Any additional senior debt securities so issued will have the same terms as the existing senior debt securities of the same series in all respects (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series, if any), so that such additional senior debt securities will be consolidated and form a single series with the existing senior debt securities of the same series; provided, however, that unless such additional senior debt securities are issued under a separate CUSIP number, either such additional senior debt securities must be part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes.
In addition, the specific financial, legal and other terms particular to a series of senior debt securities are described in the prospectus supplement and the underwriting agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.
The prospectus supplement relating to a series of senior debt securities will describe the following terms of the series:
•
the title of the series of senior debt securities;

•
the authorized denominations in which senior debt securities of the series may be issued;

•
the date or dates on which we will pay the principal of the series of senior debt securities (either at maturity or upon redemption);

•
the rate or rates, per annum, at which the series of senior debt securities will bear interest and the date or dates from which that interest, if any, will accrue, and whether such interest shall be subject to any adjustment;

•
the dates on which interest, if any, on the series of senior debt securities will be payable and the regular record dates for the interest payment dates;

•
any provisions for redemption at the option of the holder;

•
if other than the principal amount thereof, the portion of the principal amount of the senior debt securities of the series that will be payable upon any declaration of acceleration of maturity;

•
the currency of payment of principal of, premium, if any, and interest on the series of senior debt securities and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

•
any additional circumstances under which the series of senior debt securities will be redeemable at our option;

•
any modifications or additional events of default, covenants or enforcement events applicable to the series of senior debt securities;

•
the terms, if any, upon which the senior debt securities of the series may be convertible into or exchangeable for ordinary shares of ArcelorMittal;

•
a discussion of any material U.S. federal income tax considerations; and

•
any other special features of the series of senior debt securities.

Additional Amounts
The relevant prospectus supplement will specify the terms, if any, by which the Company or any successor entity, as the case may be, will pay additional amounts (“Additional Amounts”) as will result in receipt by the holders of such amounts as would have been received by the holders had no withholding or deduction been required by the Relevant Jurisdiction.
Redemption, Exchange and Purchase
Redemption
The prospectus supplement will state whether the senior debt securities are redeemable by us or subject to repayment at the holder’s option.

Exchange and Purchase
ArcelorMittal may at any time make offers to the holders to exchange their senior debt securities for other bonds or senior debt securities issued by us or any other Person. In addition, ArcelorMittal and any of its Subsidiaries or affiliates may at any time purchase senior debt securities in the open market or otherwise at any price.
Cancellation
All senior debt securities that are exchanged or purchased may either be held or retransferred or resold or be surrendered for cancellation and, if so surrendered, will, together with all senior debt securities redeemed by us, be cancelled immediately and accordingly may not be reissued or resold.
Consolidation, Merger, Conveyance or Transfer
So long as any of the senior debt securities are outstanding, ArcelorMittal will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of our properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:
(i)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the senior debt securities and the performance or observance of every covenant of the senior indenture on our part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for Luxembourg for tax purposes where applicable, including for the obligation to pay Additional Amounts);

(ii)
immediately after giving effect to such transaction, no event of default has occurred and is continuing; and

(iii)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets delivers to the trustee and the securities administrator an officer’s certificate signed by a duly authorized officer and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the senior indenture and that all conditions precedent in the senior indenture relating to the transaction have been complied with and, immediately after giving effect to such transaction, no event of default has occurred and is continuing, except that such certificate and opinion shall not be required in the event that any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over us, our properties and our assets.

Negative Pledge
Unless otherwise specified in the relevant prospectus supplement, so long as any of the senior debt securities remain outstanding, we will not, and will not permit any Material Subsidiary to, create or permit to subsist any Security upon any of our Assets or their respective Assets, as the case may be, present or future, to secure any Relevant Indebtedness incurred or guaranteed by us or by any such Material Subsidiary (whether before or after the issue of the senior debt securities) other than Permitted Security, unless our obligations under the senior debt securities are (i) equally and ratably secured so as to rank pari passu with such Relevant Indebtedness or the guarantee thereof or (ii) benefit from any other Security or arrangement as is approved by the holders of a majority in aggregate principal amount of the senior debt securities of the affected series then outstanding.
Events of Default
Unless otherwise provided in the prospectus supplement for any series of senior debt securities, each of the following will be an event of default under the senior indenture:

(1)
the default in any payment of principal or any premium on any senior debt security when due, whether at maturity, redemption or otherwise, continues for 15 days;

(2)
the default in any payment of interest (if any) and Additional Amounts (if any), on any senior debt security when due, continues for 30 days;

(3)
our failure to comply with our other obligations contained in the senior indenture and the default or breach continues for a period of 60 days or more after ArcelorMittal receives written notice from the trustee or the securities administrator as provided for in the senior indenture;

(4)
our failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against us or the Material Subsidiary, as the case may be;

(5)
certain events of bankruptcy or insolvency involving our company or a Material Subsidiary; and

(6)
any other event of default provided in the relevant prospectus supplement for a series of senior debt securities.

Upon the occurrence and continuation of any event of default as provided for in the senior indenture, then in every such case the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the affected series may declare the principal amount of the outstanding senior debt securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the trustee if given by Holders). Upon any such declaration, which ArcelorMittal calls a declaration of acceleration, the senior debt securities of such series shall become due and payable immediately.
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of the affected series may rescind and annul a declaration of acceleration if an amount has been paid to or deposited with the trustee sufficient to pay the amounts set forth in the applicable provisions of the senior indenture and all events of default with respect to the senior debt securities of such series, other than the failure to pay the principal and other amounts of senior debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.
If an event of default occurs or if ArcelorMittal breaches any covenant or warranty under the senior indenture or the senior debt securities, the trustee may pursue any available remedy to enforce any provision of the senior debt securities or the senior indenture. The trustee may maintain a proceeding even if it does not possess any of the senior debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a senior debt security in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.
Except in case of an event of default of which a responsible officer of the trustee has actual knowledge, the trustee and the securities administrator are not required to take any action under the senior indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability. This protection is called an indemnity. If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action the trustee may undertake under the senior indenture.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities you hold, the following must occur:

•
You must give the trustee written notice at its corporate trust office that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding senior debt securities of the relevant series must make a written request that the trustee institute proceedings because of the event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of instituting a proceeding and provide such written request to the corporate trust office of the trustee.

•
The trustee must have failed to institute proceedings for 60 days after receipt of the above notice, request and offer of indemnity.

•
No direction inconsistent with such written request must have been given to the trustee during such 60‑day period by holders of a majority in aggregate principal amount of all outstanding senior debt securities of the relevant series.

•
The terms of the relevant series of senior debt securities do not prohibit such remedy to be sought by the trustee and/or the holders.

Nothing, however, will prevent an individual holder from bringing suit to enforce payment.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
ArcelorMittal will furnish to the securities administrator and the trustee every year a brief certification of an officer of the Company as to the Company’s compliance with the conditions and covenants of the senior indenture. In addition, the Company must notify the trustee and the securities administrator promptly upon the occurrence of any event of default and in any event within ten days after it becomes aware of the occurrence of an event of default.
Amendments and Waivers
The senior indenture may be amended or modified without the consent of any holder of senior debt securities in order, among other things:
•
to cure any ambiguity, defect or inconsistency;

•
to provide for the issuance of additional senior debt securities in accordance with the limitations set forth in the senior indenture as of the date thereof;

•
to add to the covenants of the Company, for the benefit of holders of all or any series of senior debt securities or to surrender any power or right conferred upon the Company;

•
to add or modify for the benefit of the holders of all or any series of senior debt securities any events of default;

•
to provide for the assumption by a successor company of our obligations under the senior debt securities and the senior indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to comply with any requirements of the SEC in connection with qualifying the senior indenture under the Trust Indenture Act; or

•
to correct or add any other provisions with respect to matters or questions arising under the senior indenture, provided that such action will not adversely affect the interests of the holders of the senior debt securities of any series in any material respect.

Modifications and amendments of the senior indenture may be made by us, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the senior debt securities of each affected series then outstanding under the senior indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive any past default under the senior indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of senior debt securities or an uncured default relating to a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each affected holder.
Notwithstanding the above, without the consent of each holder of an outstanding senior debt security affected, no amendment may, among other things:
•
modify the stated maturity of the senior debt securities or the dates on which interest is payable in respect of the senior debt securities;

•
change the method in which amounts of payments of principal or any interest thereon is determined;

•
reduce the principal amount of, or interest on, the senior debt securities;

•
reduce the premium payable upon redemption;

•
change the obligation of the Company to pay Additional Amounts,

•
change the currency of payment of the senior debt securities;

•
change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the senior indenture;

•
impair the right of the holders of senior debt securities to institute suit for the enforcement of any payment on or after the date due;

•
reduce the percentage in principal amount of the outstanding senior debt securities, the consent of whose holders is required for any modification of or waiver of compliance with any provision of the senior indenture or defaults under the indenture and their consequences; and

•
modify the provisions of the senior indenture regarding the quorum required at any meeting of holders.

Special Rules for Action by Holders
When holders take any action under the senior indenture, such as giving a notice of an event of default, declaring an acceleration, approving any change or waiver or giving the trustee or the securities administrator an instruction, the Company will apply the following rules in accordance with the standard procedures of the depositary for so long as the securities are in global form.
Only Outstanding Senior Debt Securities are Eligible
Only holders of outstanding senior debt securities will be eligible to participate in any action by holders. Also, the Company will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if it has been cancelled or if the Company has deposited or set aside, in trust for its holder, money for its payment or redemption; provided, however, that, for such purposes, senior debt securities held by the Company or any other obligor on the senior debt securities or any affiliates of the Company or any such obligor are not considered outstanding.
Determining Record Dates for Action by Holders
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the senior indenture. In some limited circumstances, only the trustee or securities administrator will be entitled to set a record date for action by holders. If the Company, the trustee or securities administrator set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Company specifies for this purpose, or that the trustee or the securities administrator specifies if it sets the record date. The Company, the trustee or the securities administrator, as applicable, may shorten or lengthen this period from time to time, but not beyond 90 days.

Satisfaction and Discharge
The senior indenture will be discharged and will cease to be of further effect as to all outstanding senior debt securities of any series issued thereunder, when (i) all senior debt securities of that series that have been authenticated, except lost, stolen or destroyed senior debt securities that have been replaced or paid and senior debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the securities administrator for cancellation, or all senior debt securities of that series that have not been delivered to the securities administrator for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and ArcelorMittal has irrevocably deposited or caused to be deposited with the securities administrator as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the senior debt securities of such series not delivered to the securities administrator for cancellation for principal and accrued interest and Additional Amounts (if any) to the date of maturity or redemption; (ii) ArcelorMittal has paid or caused to be paid all sums payable by us under the senior indenture with respect to such series; and (iii) ArcelorMittal has delivered irrevocable instructions to the securities administrator to apply the deposited money toward the payment of the senior debt securities of such series at maturity or on the redemption date, as the case may be.
In addition, ArcelorMittal must deliver a certificate signed by a duly authorized officer and an opinion of counsel that all conditions precedent to the satisfaction and discharge have been satisfied.
Defeasance and Covenant Defeasance
Unless a supplemental indenture for a series of senior debt securities provides otherwise, the senior indenture provides that ArcelorMittal may elect either (1) to defease and be discharged from any and all obligations with respect to any series of senior debt securities (except for, among other things, certain obligations to register the transfer or exchange of such series of senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities of such series, to maintain an office or agency with respect to the senior debt securities of such series and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with certain covenants under the senior indenture, and any omission to comply with such obligations will not constitute a default (or event that is, or with the passage of time or the giving of notice or both would be, an event of default) or an event of default with respect to the senior debt securities of such series (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, (A) the irrevocable deposit by us with the securities administrator, in trust, of an amount in U.S. dollars, or non-callable U.S. government securities, or both, applicable to the senior debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company (a copy of which shall be provided to the trustee), to pay the principal of, and interest (if any) and Additional Amounts (if any) on the outstanding senior debt securities of the relevant series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the senior debt securities are being defeased to such stated date for payment or to a particular redemption date and (B) no event of default or default with respect to the senior debt securities of the series shall have occurred and be continuing on the date of such deposit.
To effect legal defeasance or covenant defeasance, ArcelorMittal will be required to deliver to the trustee and the securities administrator an opinion of counsel with respect to U.S. federal income tax matters confirming that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes. If ArcelorMittal elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. To effect legal defeasance or covenant defeasance, no default of event of default may have occurred and be continuing on the date of deposit.
ArcelorMittal may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Payment
Payments in respect of the senior debt securities will be made by the paying agent. Initially, Citibank, N.A., the securities administrator under the senior indenture, will act as paying agent and security registrar. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any paying agent or security registrar without notice to any holder. The Company or any of its subsidiaries may act in any such capacity.
Subject to any applicable abandoned property law, the securities administrator and the paying agent will distribute to the Company upon request any money held by them for the payment of principal of, premium or interest on the senior debt securities that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors.
Governing Law
The senior debt securities will be governed by and construed in accordance with the laws of the State of New York.
For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the senior debt securities.
Consent to Jurisdiction
ArcelorMittal has irrevocably submitted to the non-exclusive jurisdiction of any New York State court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal suit, action or proceeding arising out of or in relation to the senior indenture or the senior debt securities, and agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York State or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
Notices
Notices to the holders will be provided to the addresses that appear on the security register of the senior debt securities.
Concerning the Trustee and Securities Administrator
Wilmington Trust, National Association is the trustee under the senior indenture. Citibank N.A. is the securities administrator and has been appointed by us as registrar and paying agent with respect to the senior debt securities. The trustee’s address (and corporate trust office) is 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator. The securities administrator’s address is (i) solely for the purposes of the transfer, surrender or exchange of the senior debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (ii) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the senior indenture. You should refer to the senior indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.
“Applicable Accounting Standards” means the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
“Asset(s)” of any Person means, all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated.
“Closing Date” means the date on which the senior debt securities of the relevant series are deposited with the Depository Trust Company, as depositary.

“Consolidated Financial Statements” means our most recently published:
(a)
audited annual consolidated financial statements, as approved by the annual general meeting of our shareholders and audited by an independent auditor; or, as the case may be,

(b)
unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by our Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.
“Existing Security” means any Security granted by any Person over its Assets in respect of any Relevant Indebtedness and which is existing at the Closing Date or at the time any such Person becomes a Material Subsidiary or whose business and/or activities, in whole or in part, are assumed by or vested in us or a Material Subsidiary after the Closing Date (other than any Security created in contemplation thereof) or any substitute Security created over those Assets (or any part thereof) in connection with the refinancing of the Relevant Indebtedness secured on those Assets provided that the principal, nominal or capital amount secured on any such Security may not be increased.
“Group” means our Company and its Subsidiaries taken as a whole.
“Material Subsidiary” means, at any time, a Subsidiary of ours whose gross assets or pre-tax profits (excluding intra-Group items) then equal or exceed 5% of the gross assets or pre-tax profits of the Group.
For this purpose:
(a)
the gross assets or pre-tax profits of a Subsidiary will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited Consolidated Financial Statements of the Group have been based;

(b)
if a company becomes a member of the Group after the date on which the latest audited Consolidated Financial Statements of the Group have been prepared, the gross assets or pre-tax profits of that Subsidiary will be determined from its latest financial statements;

(c)
the gross assets or pre-tax profits of the Group will be determined from its latest audited Consolidated Financial Statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and

(d)
if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of ours, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company’s auditors will be, in the absence of manifest error, conclusive and binding on us and the holders.
“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
“Permitted Security” means:
(a)
any Existing Security;

(b)
any Security granted in respect of or in connection with any Securitization Indebtedness; or

(c)
any Security securing Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project).

“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Project Finance Indebtedness” means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an Asset or connected group of Assets in respect of which the Person or Persons to whom such indebtedness is, or may be, owed have no recourse for the repayment of or payment of any sum relating to such indebtedness other than:
(a)
recourse to such debtor or its Subsidiaries for amounts limited to the cash flow from such Asset; and/or

(b)
recourse to such debtor generally, or to a member of the Group, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the Person against whom such recourse is available; and/or

(c)
if:

(i)
such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant Asset or connected group of Assets; and

(ii)
such debtor owns no Assets and carries on no business which is not related to the relevant Asset or connected group of Assets, recourse to all the material Assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

“Relevant Indebtedness” means any indebtedness for borrowed money represented by bonds, notes or other debt instruments which are for the time being quoted or listed on any stock exchange or other similar regulated securities market.
“Relevant Jurisdiction” means Luxembourg or any jurisdiction in which ArcelorMittal is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)).
“Securitization Indebtedness” means any Relevant Indebtedness that is incurred in connection with any securitization, asset repackaging, factoring or like arrangement or any combination thereof of any assets, revenues or other receivables where the recourse of the Person making the Relevant Indebtedness available or entering into the relevant arrangement or agreement(s) is limited fully or substantially to such assets or revenues or other receivables.
“Security” means any mortgage, charge, pledge or other real security interest (sûreté réelle).
“Subsidiary” means:
(a)
an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b)
in relation to our company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
We may issue subordinated debt securities using this prospectus, which may include subordinated debt securities convertible into or exchangeable for our ordinary shares. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the subordinated debt securities that we may issue are governed by a contract between us and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator, called an indenture (as supplemented, herein the “subordinated indenture”).
The trustee’s main role under the subordinated indenture is that it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default” below. The securities administrator’s main role is to perform administrative duties for us, such as sending you interest payments and transferring your subordinated debt securities to a new buyer if you sell your senior debt securities. Both the trustee and the securities administrator may send you notices.
The subordinated indenture and its associated documents contain the full legal text governing the matters described in this section. The subordinated indenture and the subordinated debt securities are governed by the laws of the State of New York (see “Governing Law” below). The subordinated indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy. In connection with an issuance of subordinated debt securities, we may enter into one or more additional supplemental indentures with the trustee and the securities administrator, setting forth the specific terms of such subordinated debt securities.
In this section, references to “we,” “us” and “our” are to ArcelorMittal only and do not include our subsidiaries or affiliates.
References to “holders” mean those who have subordinated debt securities registered in their names on the books that ArcelorMittal or the registrar maintain for this purpose, and not those who own beneficial interests in subordinated debt securities issued in book-entry form through The Depository Trust Company or in subordinated debt securities registered in street name. Owners of beneficial interests in the subordinated debt securities should refer to “Legal Ownership of Debt Securities.”
This section summarizes the material provisions of the subordinated indenture and certain subordinated debt securities that may be issued under the subordinated indenture. In particular, this section summarizes material terms of subordinated debt securities to be issued in fully registered, book-entry form without coupons, and that will be unsecured and subordinated obligations of ArcelorMittal. This section does not describe other types of subordinated debt securities that may be issued under the indenture, such as original issue discount subordinated securities, which are subordinated debt securities that are offered and sold at a substantial discount to their stated principal amount, or indexed securities or securities denominated in foreign currencies or currency units. Any other subordinated debt securities, and special U.S. federal income tax, accounting and other considerations applicable to such subordinated debt securities, would be described in the prospectus supplement relating to any such subordinated debt securities.
Because it is a summary, this section does not describe every aspect of the subordinated indenture or the subordinated debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the subordinated indenture, including some of the terms used in the subordinated indenture. The subordinated indenture is also subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. Whenever we refer to particular sections or defined terms of the subordinated indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
We may issue as many distinct series of subordinated debt securities under the subordinated indenture as we wish. Unless otherwise specified in a prospectus supplement, we may issue subordinated debt securities of the same series as an outstanding series of subordinated debt securities without the consent of holders of subordinated debt securities in the outstanding series. Any additional subordinated debt securities so issued will have the same terms as the existing subordinated debt securities of the same series in all respects (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series, if any), so that such additional subordinated debt securities will be consolidated and form a single series with the existing subordinated debt securities of the same series; provided, however, that, with respect to subordinated debt securities that are treated as debt for U.S. federal income tax purposes, unless such additional subordinated debt securities are issued under a separate CUSIP number, either such additional subordinated debt securities must be part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes.
In addition, the specific financial, legal and other terms particular to a series of subordinated debt securities are described in the prospectus supplement and the underwriting agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.
The prospectus supplement relating to a series of subordinated debt securities will describe the following terms of the series:
•
the title of the series of subordinated debt securities;

•
the authorized denominations and aggregate principal amount of the series of subordinated debt securities;

•
whether the subordinated debt securities of that series are dated securities, with a stated maturity or date fixed for redemption (and if applicable, the stated maturity or date fixed for redemption), or perpetual securities, with no stated maturity or date fixed for redemption;

•
the subordination provisions applicable to the subordinated debt securities of that series and the ranking of such subordinated debt securities to other senior and subordinated debt securities of the Company;

•
the rate or rates, per annum, at which the series of subordinated debt securities will bear interest and the date or dates from which that interest, if any, will accrue, and whether such interest shall be subject to any adjustment;

•
the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on the series of subordinated debt securities will be payable (or the manner of determining the same), and the record date for any such payment,

•
if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

•
the terms and conditions, if any, under which interest or other payments may or will be deferred or cancelled;

•
the terms and conditions of any mandatory or optional redemption or repayment of the subordinated debt securities of the series, including if applicable, notice requirements, legal and regulatory requirements, redemption or repayment dates, periods and prices or amounts;

•
the currency in which the subordinated debt securities are denominated, and in which we will make payments, and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

•
if other than the principal amount thereof, the amount, or how to determine the amount, that will be payable upon any declaration of acceleration of maturity or if redeemed before any stated maturity;

•
the terms and conditions, if any, under which the Company may elect to vary the terms of the subordinated debt securities of the series;

•
any mechanism to effect a temporary or permanent reduction in the principal amount outstanding of the subordinated debt securities of that series;

•
whether the events of default described in this prospectus or any other events of default, defaults, enforcement events, solvency events or other events permitting remedies apply to the subordinated debt securities of the series, and the remedies available following the occurrence thereof;

•
whether the subordinated debt securities of the series will be listed on a securities exchange;

•
whether the covenant defeasance and covenant defeasance provisions apply to the subordinated debt securities of the series;

•
the terms, if any, upon which the subordinated debt securities of the series may be convertible into or exchangeable for ordinary shares of ArcelorMittal;

•
a discussion of any material U.S. federal income tax considerations; and

•
any other special features of the series of subordinated debt securities.

Additional Amounts
The relevant prospectus supplement will specify the terms, if any, by which the Company or any successor entity, as the case may be, will pay additional amounts (“Additional Amounts”) as will result in receipt by the holders of such amounts as would have been received by the holders had no withholding or deduction been required by the Relevant Jurisdiction.
Redemption, Exchange and Purchase
Redemption
The prospectus supplement will state whether the subordinated debt securities are redeemable by us or subject to repayment at the holder’s option.
Exchange and Purchase
ArcelorMittal may at any time make offers to the holders to exchange their subordinated debt securities for other bonds or subordinated debt securities issued by us or any other Person. In addition, ArcelorMittal and any of its Subsidiaries or affiliates may at any time purchase subordinated debt securities in the open market or otherwise at any price.
Cancellation
All subordinated debt securities that are exchanged or purchased may either be held or retransferred or resold or be surrendered for cancellation and, if so surrendered, will, together with all subordinated debt securities redeemed by us, be cancelled immediately and accordingly may not be reissued or resold.
Consolidation, Merger, Conveyance or Transfer
So long as any of the subordinated debt securities are outstanding, ArcelorMittal will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of our properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:
(i)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the subordinated debt securities and the performance or observance of every covenant of the subordinated indenture on our part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for Luxembourg for tax purposes where applicable, including for the obligation to pay Additional Amounts);

(ii)
immediately after giving effect to such transaction, no event of default, if any are applicable, has occurred and is continuing; and

(iii)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets delivers to the trustee and securities administrator an officer’s certificate signed by a duly authorized officer and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the subordinated indenture and that all conditions precedent in the subordinated indenture relating to the transaction have been complied with and, immediately after giving effect to such transaction, no event of default, if any are applicable, has occurred and is continuing, except that such certificate and opinion shall not be required in the event that any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over us, our properties and our assets.
Status of the Subordinated Debt Securities
The subordinated debt securities will constitute the direct, subordinated and unsecured obligations of the Company and will be subordinated in right of payment to the prior payment in full of all claims of “senior creditors” in respect of that series and rank pari passu with certain other subordinated obligations or guarantees thereof in respect of that series (if any), in each case as defined or identified in the applicable prospectus supplement, and in priority only to ordinary shares of the Company and any other securities, obligations or guarantees thereof of the Company expressed to rank junior to the securities of that series in the applicable prospectus supplement. Investors should be aware that there are currently no limitations on the Company’s ability to issue or guarantee indebtedness that would constitute claims of “senior creditors.” Unless otherwise specified in the applicable prospectus supplement for a series, the subordinated debt securities will not have the benefit of any negative pledge covenant.
Default, Remedies and Waiver of Default
You will have special rights if an applicable “event of default” with respect to your subordinated debt securities occurs and is not cured, as described in this section.
Events of Default
Unless otherwise indicated in the prospectus supplement for a series of subordinated debt securities, the term “event of default” means any of the following:
(1)
the default in any payment of principal or any premium on any subordinated debt security when due, whether at maturity, redemption or otherwise, continues for 15 days;

(2)
the default in any payment of interest (if any) and Additional Amounts (if any), on any subordinated debt security when due, continues for 30 days;

(3)
our failure to comply with our other obligations contained in the subordinated indenture and the default or breach continues for a period of 60 days or more after ArcelorMittal receives written notice from the trustee or the securities administrator as provided for in the subordinated indenture;

(4)
certain events of bankruptcy or insolvency involving our company; and

(5)
any other event of default provided in the relevant prospectus supplement for a series of subordinated debt securities.

Remedies if an Event of Default Occurs
Upon the occurrence and continuation of any applicable event of default with respect to a series of subordinated debt securities, then in every such case the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the affected series may declare the principal amount of the outstanding subordinated debt securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the trustee if given by Holders). Upon any such declaration, which ArcelorMittal calls a declaration of acceleration, the subordinated debt securities of such series shall become due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the affected series may rescind and annul a declaration of acceleration if an amount has been paid to or deposited with the trustee sufficient to pay the amounts set forth in the applicable provisions of the subordinated indenture and all events of default with respect to the subordinated debt securities of such series, other than the failure to pay the principal and other amounts of subordinated debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.
If an event of default occurs or if ArcelorMittal breaches any covenant or warranty under the subordinated indenture or the subordinated debt securities, the trustee may pursue any available remedy to enforce any applicable provision of the subordinated debt securities or the subordinated indenture. The trustee may maintain a proceeding even if it does not possess any of the subordinated debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a subordinated debt security in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.
Except in case of an event of default of which a responsible officer of the trustee has actual knowledge, where the trustee has some special duties, the trustee and the securities administrator are not required to take any action under the subordinated indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding subordinated debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action the trustee may undertake under the subordinated indenture.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the subordinated debt securities you hold, the following must occur:
•
You must give the trustee written notice at its corporate trust office that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding subordinated debt securities of the relevant series must make a written request that the trustee institute proceedings because of the event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of instituting a proceeding and provide such written request to the corporate trust office of the trustee.

•
The trustee must have failed to institute proceedings for 60 days after receipt of the above notice, request and offer of indemnity.

•
No direction inconsistent with such written request must have been given to the trustee during such 60- day period by holders of a majority in aggregate principal amount of all outstanding subordinated debt securities of the relevant series.

•
The terms of the relevant series of subordinated debt securities do not prohibit such remedy to be sought by the trustee and/or the holders.

Nothing, however, will prevent an individual holder from bringing suit to enforce payment.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
ArcelorMittal will furnish to the securities administrator (a copy of which shall be provided to the Trustee) every year a brief certification of an officer of our Company as to the Company’s compliance with the conditions and covenants of the subordinated indenture. In addition, the Company must notify the trustee and the securities administrator promptly upon the occurrence of any event of default and in any event within ten days after it becomes aware of the occurrence of an event of default.
Amendments and Waivers
The subordinated indenture may be amended or modified without the consent of any holder of subordinated debt securities in order, among other things:

•
to cure any ambiguity, defect or inconsistency;

•
to provide for the issuance of additional subordinated debt securities in accordance with the limitations set forth in the subordinated indenture as of the date thereof;

•
to add to the covenants of the Company, for the benefit of holders of all or any series of subordinated debt securities or to surrender any power or right conferred upon the Company;

•
to add or modify for the benefit of the holders of all or any series of subordinated debt securities any events of default;

•
to provide for the assumption by a successor company of our obligations under the subordinated debt securities and the subordinated indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to comply with any requirements of the SEC in connection with qualifying the subordinated indenture under the Trust Indenture Act; or

•
to correct or add any other provisions with respect to matters or questions arising under the subordinated indenture, provided that such action will not adversely affect the interests of the holders of the subordinated debt securities of any series in any material respect.

In addition, the prospectus supplement for a particular series of subordinated debt securities may also specify if the Company has the right to materially vary the terms of a series of subordinated debt securities.
Modifications and amendments of the subordinated indenture may be made by us, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the subordinated debt securities of each affected series then outstanding under the subordinated indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default under the subordinated indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of subordinated debt securities or an uncured default relating to a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of each affected holder.
Notwithstanding the above and unless the prospectus supplement for the series of subordinated debt securities specifies otherwise, without the consent of each holder of an outstanding subordinated debt security affected, no amendment may, among other things:
•
modify the stated maturity of the subordinated debt securities (if any) or the dates on which interest is payable in respect of the subordinated debt securities;

•
change the method in which amounts of payments of principal or any interest thereon is determined;

•
reduce the principal amount of, or interest on, the subordinated debt securities;

•
reduce the premium payable upon redemption;

•
change the obligation of the Company to pay Additional Amounts,

•
change the currency of payment of the subordinated debt securities;

•
change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the subordinated indenture;

•
impair the right of the holders of subordinated debt securities to institute suit for the enforcement of any payment on or after the date due;

•
reduce the percentage in principal amount of the outstanding subordinated debt securities, the consent of whose holders is required for any modification of or waiver of compliance with any provision of the subordinated indenture or defaults under the subordinated indenture and their consequences;

•
modify the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities in a manner adverse to any holder; and

•
modify the provisions of the subordinated indenture regarding the quorum required at any meeting of holders.

Special Rules for Action by Holders
When holders take any action under the subordinated indenture, such as giving a notice of an event of default, declaring an acceleration, approving any change or waiver or giving the trustee or the securities administrator an instruction, the Company will apply the following rules.
Only Outstanding Subordinated Debt Securities are Eligible
Only holders of outstanding subordinated debt securities will be eligible to participate in any action by holders. Also, the Company will count only outstanding subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a subordinated debt security will not be “outstanding” if it has been cancelled or if the Company has deposited or set aside, in trust for its holder, money for its payment or redemption; provided, however, that, for such purposes, subordinated debt securities held by the Company or any other obligor on the subordinated debt securities or any affiliates of the Company or any such obligor are not considered outstanding.
Determining Record Dates for Action by Holders
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the subordinated indenture. In some limited circumstances, only the trustee or securities administrator will be entitled to set a record date for action by holders. If the Company, the trustee or securities administrator set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Company specifies for this purpose, or that the trustee or the securities administrator specifies if it sets the record date. The Company, the trustee or the securities administrator, as applicable, may shorten or lengthen this period from time to time, but not beyond 90 days.
Satisfaction and Discharge
The subordinated indenture will be discharged and will cease to be of further effect as to all outstanding subordinated debt securities of any series issued thereunder, when (i) all subordinated debt securities of that series that have been authenticated, except lost, stolen or destroyed subordinated debt securities that have been replaced or paid and subordinated debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the securities administrator for cancellation, or all subordinated debt securities of that series that have not been delivered to the securities administrator for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and ArcelorMittal has irrevocably deposited or caused to be deposited with the securities administrator as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the subordinated debt securities of such series not delivered to the securities administrator for cancellation for principal and accrued interest and Additional Amounts (if any) to the date of maturity or redemption; (ii) ArcelorMittal has paid or caused to be paid all sums payable by us under the subordinated indenture with respect to such series; and (iii) ArcelorMittal has delivered irrevocable instructions to the securities administrator to apply the deposited money toward the payment of the subordinated debt securities of such series at maturity or on the redemption date, as the case may be.
In addition, ArcelorMittal must deliver a certificate signed by a duly authorized officer and an opinion of counsel stating that all conditions precedent to the satisfaction and discharge have been satisfied.
Defeasance and Covenant Defeasance
Unless a supplemental indenture for a series of subordinated debt securities provides otherwise, the subordinated indenture provides that ArcelorMittal may elect either (1) to defease and be discharged from any and all obligations with respect to any series of subordinated debt securities (except for, among other things, certain obligations to register the transfer or exchange of such series of subordinated debt securities, to replace temporary or mutilated, destroyed, lost or stolen subordinated debt securities of such series, to maintain an office or agency with respect to the subordinated debt securities of such series and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with certain covenants under the subordinated indenture, and any omission to comply with such obligations will not constitute a default (or event that is, or with the passage of time or the giving of notice or both would be, an event of default) or an event of default with respect to the subordinated debt securities of such series (“covenant defeasance”).
Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, (A) the irrevocable deposit by us with the securities administrator, in trust, of an amount in U.S. dollars, or non-callable U.S. government securities, or both, applicable to the subordinated debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company, to pay the principal of, and interest (if any) and Additional Amounts (if any) on the outstanding subordinated debt securities of the relevant series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the subordinated debt securities are being defeased to such stated date for payment or to a particular redemption date and (B) no event of default or default with respect to the subordinated debt securities of the series shall have occurred and be continuing on the date of such deposit.
To effect legal defeasance or covenant defeasance, ArcelorMittal will be required to deliver to the trustee and the securities administrator an opinion of counsel with respect to U.S. federal income tax matters confirming that the deposit and related defeasance will not cause the holders and beneficial owners of the subordinated debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes. If ArcelorMittal elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. To effect legal defeasance or covenant defeasance, no default of event of default may have occurred and be continuing on the date of deposit.
ArcelorMittal may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Payment
Payments in respect of the subordinated debt securities will be made by the paying agent. Initially, Citibank, N.A., the securities administrator under the subordinated indenture, will act as paying agent and security registrar. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any paying agent or security registrar without notice to any holder. The Company or any of its subsidiaries may act in any such capacity.
Subject to any applicable abandoned property law, the securities administrator and the paying agent will distribute to the Company upon request any money held by them for the payment of principal of, premium or interest on the subordinated debt securities that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors.
Governing Law
The subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the subordinated debt securities.
Consent to Jurisdiction
ArcelorMittal has irrevocably submitted to the non-exclusive jurisdiction of any New York State court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal suit, action or proceeding arising out of or in relation to the subordinated indenture or the subordinated debt securities, and agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York State or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Notices
Notices to the holders will be provided to the addresses that appear on the security register of the subordinated debt securities.
Concerning the Trustee and the Securities Administrator
Wilmington Trust, National Association is the trustee under the subordinated indenture. Citibank N.A. is the securities administrator and has been appointed by us as registrar and paying agent with respect to the subordinated debt securities. The trustee’s address (and corporate trust office) is 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator. The securities administrator’s address is (i) solely for the purposes of the transfer, surrender or exchange of the subordinated debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (ii) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the subordinated indenture. You should refer to the subordinated indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.
“Applicable Accounting Standards” means the International Financial Reporting Standards as adopted in the European Union, as amended from time to time.
“Closing Date” means the date on which the subordinated debt securities of the relevant series are deposited with the Depository Trust Company, as depositary.
“Consolidated Financial Statements” means our most recently published:
(a)
audited annual consolidated financial statements, as approved by the annual general meeting of our shareholders and audited by an independent auditor; or, as the case may be,

(b)
unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by our Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.
“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Relevant Jurisdiction” means Luxembourg or any jurisdiction in which ArcelorMittal is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)).
“Subsidiary” means:
(a)
an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b)
in relation to our company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.

LEGAL OWNERSHIP OF DEBT SECURITIES
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of debt securities, we mean only the actual legal and (if applicable) record Holder of those debt securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold debt securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold debt securities in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle voting rights if it were ever required;

•
whether and how you can instruct it to send you debt securities and, if the debt securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•
how it would pursue rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security?
A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select.
In this case, we require that the debt securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.
Special Investor Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:
•
You cannot have debt securities registered in your own name.

•
You cannot receive physical certificates for your interest in the debt securities.

•
You will be a street name Holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Street Name and Other Indirect Holders.”

•
You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•
The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security Will Be Terminated
Upon the occurrence in respect of any global security of any series of any one or more of the following (i) the depositary notifies the Company that it is unwilling or unable to continue as depositary for such global security or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act and the Company notifies the securities administrator that it is unable to locate a qualified successor, (ii) the Company executes and delivers to the securities administrator a company order that such global security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an event of default, with respect to the securities of such series, or such other conditions as provided in the indenture for such series, such global security may be exchanged for securities registered in the names of, and the transfer of such global security may be registered to, such persons (including persons other than the depositary with respect to such series and its nominees) as such depositary shall direct. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the debt securities have been previously described in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders” above.

CLEARANCE AND SETTLEMENT OF DEBT SECURITIES
Senior and subordinated debt securities we issue may be held through one or more international and domestic clearing systems. The clearing systems ArcelorMittal uses are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, S.A. in Luxembourg (“Clearstream”) and the Euroclear System, in Brussels, Belgium, operated by Euroclear Bank SA/NV (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade the debt securities across borders in the secondary market. Where payments for the debt securities ArcelorMittal issues in global form is made in U.S. dollars, these procedures can be used for cross- market transfers and the debt securities are cleared and settled on a delivery against payment basis.
The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in the debt securities held by them.
None of ArcelorMittal, the securities administrator or the trustee have any responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. ArcelorMittal has no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. ArcelorMittal also does not supervise these systems in any way.
DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear, as they are currently in effect as on the date of this prospectus. Those systems could change their rules and procedures at any time.
DTC
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC participants are on file with the SEC.
Clearstream
Clearstream is a licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of

Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank SA/NV, the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.
Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.
The Euroclear System
The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book- entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.
The Euroclear System is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within the Euroclear System;

•
withdrawal of securities and cash from the Euroclear System; and

•
receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.
Settlement
You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but generally will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Other Clearing Systems
We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES
This prospectus may be used to offer our ordinary shares either alone or underlying debt securities convertible into or exchangeable for our ordinary shares.
Holders of our ordinary shares are entitled to certain rights and subject to certain conditions.
The ordinary shares of ArcelorMittal are described in detail in the 2023 Form 20-F, including under “Shareholders and Markets — Share Capital” and “Additional Information — Memorandum and Articles of Association.”

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES
We may offer rights to purchase ordinary shares of ArcelorMittal, which we refer to as “rights”. The applicable prospectus supplement will describe the specific terms of any such rights offering, including, as applicable:
•
the title of the rights;

•
the securities for which the rights are exercisable;

•
the exercise price for the rights;

•
the number of rights issued;

•
any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•
information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•
the record date, if any, to determine who is entitled to the rights;

•
the period during which rights may be exercised;

•
the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•
if applicable, a discussion of the material U.S. federal and Luxembourg income tax considerations applicable to the issuance of the rights.

If we determine to make appropriate arrangements for rights trading, persons other than our shareholders may acquire rights as described in the prospectus supplement. We may determine to offer rights to our shareholders only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

TAX CONSIDERATIONS
A description of any material U.S. federal and Luxembourg income tax consequences of the purchase, ownership and disposition of securities will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus:
•
through underwriters;

•
through dealers;

•
through agents; or

•
directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:
•
any underwriters, dealers or agents;

•
their compensation;

•
the estimated net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed, if applicable.

If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Contracts with Institutional Investors for Delayed Delivery
If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investors can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies: an institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•
the validity of the arrangements; or

•
the performance by us or the institutional investors.

Indemnification
Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Market Making
In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Expenses
The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF THE SECURITIES
Unless otherwise specified in the prospectus supplement, the validity of the ordinary shares and rights of ArcelorMittal and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for ArcelorMittal by Elvinger Hoss Prussen, société anonyme, its Luxembourg counsel, and the validity of the debt securities under New York law will be passed upon for ArcelorMittal by Cleary Gottlieb Steen & Hamilton LLP, its United States counsel, and for the underwriters by Allen & Overy LLP.
EXPERTS
The consolidated financial statements of ArcelorMittal and its subsidiaries as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus from the Company’s 2023 Form 20-F, and the effectiveness of ArcelorMittal and its subsidiaries’ internal control over financial reporting as of December 31, 2023 (excluding the internal control over financial reporting of ArcelorMittal Pecém), have been audited by Ernst & Young S.A., 35E avenue John F. Kennedy L-1855 Luxembourg, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that ArcelorMittal and its subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, and which, as to the report on the effectiveness of ArcelorMittal’s and its subsidiaries’ internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of ArcelorMittal Pecém from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of ArcelorMittal and its subsidiaries for the year ended December 31, 2021 incorporated by reference in this prospectus from the Company’s 2023 Form 20-F have been audited by Deloitte Audit S.à r.l., 20 boulevard de Kockelscheuer, L-1821 Luxembourg, independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The estimates of mineral resources and mineral reserves relating to ArcelorMittal’s mines and mining projects and the estimates of the mine life included in the Company’s most recent annual report on Form 20-F have been prepared by qualified persons, in accordance with the mining property disclosure requirements of Subpart 1300 of Regulation S-K promulgated by the SEC.

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Joint Book-Running Managers
J.P. Morgan	BofA Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets	SMBC Nikko
           , 2024